Exhibit 2.2

DESCRIPTION OF SECURITIES

REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT

The description of securities below is being provided for information and reference purposes only and is not intended to be, and must not be, taken as the basis for any investment decision. This description of securities does not constitute an offer to sell or a solicitation of an offer to buy any securities.

As of December 31, 2019, Deutsche Bank AG (“Deutsche Bank”, “we,” “us,” and “our”) had four classes of securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Act”): Ordinary Shares, Trust Preferred Securities, Subordinated Notes and Series A Global Notes.

Description of Ordinary Shares

Terms defined within this subsection entitled “ Description of Ordinary Shares ” are defined only with respect to this subsection. Certain terms, unless otherwise defined herein, have the meaning given to them in our Annual Report on Form 20-F for the year ended December 31, 2019.

General

Our share capital consists of ordinary shares (the “Ordinary Shares”) issued in registered form without par value. Under German law, shares without par value are deemed to have a “nominal” value equal to the total amount of share capital divided by the number of shares. Our Ordinary Shares have a nominal value in this sense of €2.56 per share. As of December 31, 2019, there were 2,066,773,131 Ordinary Shares issued, of which 2,066,101,774 were outstanding.

The principal trading market for our Ordinary Shares is the Frankfurt Stock Exchange, where they trade under the symbol “DBK”. Our Ordinary Shares are also traded on the other six German stock exchanges (Berlin, Düsseldorf, Hamburg, Hanover, Munich and Stuttgart, trading on each exchange under the symbol “DBK”), on the Eurex and the New York Stock Exchange, where they trade under the symbol “DB”.

We maintain a share register in Frankfurt am Main and, for the purposes of trading shares on the New York Stock Exchange, a share register in New York.

All shares on German stock exchanges trade in euros, and all shares on the New York Stock Exchange trade in U.S. dollars.

Pre-emptive Rights of Deutsche Bank Shareholders

Authorized Capital

Our share capital may be increased by issuing new shares out of authorized capital against cash payments. Our authorized but unissued capital as of December 31, 2019 amounted to €2,560,000,000.

By resolution of our annual shareholders’ meeting dated May 18, 2017, the Management Board was authorized to increase our share capital on or before April 30, 2022, once or more than once, by up to a total of €512,000,000 through the issue of new shares against cash payments. Holders of our ordinary shares. Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to except broken amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights insofar as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. The Management Board is also authorized to exclude the pre-emptive rights in full if the issue price of the new shares is not significantly lower than the quoted price of the shares already listed at the time of the final determination of the issue price and the shares issued in accordance with Section 186(3) sentence 4 of the German Stock Corporation Act (Aktiengesetz) do not exceed in total 10 % of the share capital at the time the authorization becomes effective or — if the value is lower — at the time the authorization is utilized. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by banks specified by the Management Board with the obligation to offer them to shareholders (indirect pre-emptive right).

By resolution of our annual shareholders’ meeting dated May 18, 2017, the Management Board is authorized to increase our share capital on or before April 30, 2022, once or more than once, by up to a total of €2,048,000,000 through the issue of new shares against cash payments. Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to except fractional amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights insofar as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by banks specified by the Management Board with the obligation to offer them to shareholders (indirect pre-emptive right).

Shareholders are generally permitted to transfer their preemptive rights. Preemptive rights may be traded on one or more German stock exchanges for a limited number of days prior to the final day the preemptive rights can be exercised.

Conditional Capital

As at December 31, 2019, our conditional but unissued capital amounted to €563,200,000, divided as follows:

  By resolution of our annual shareholders’ meeting dated May 18, 2017, our share capital was conditionally increased by up to €512,000,000 through the issue of up to 200,000,000 new shares. This conditional capital increase served to grant rights to holders of participatory notes with warrants and/or convertible participatory notes, bonds with warrants and convertible bonds issued on or before April 30, 2022 in accordance with the authorization summarized in the following paragraphs, by us or by one of our affiliates. The new shares are to be issued at the option and/or conversion prices calculated in each case in accordance with the authorization dated May 18, 2017. The conditional capital increase can only be carried out to the extent to which these rights are exercised or holders with an obligation to convert fulfill their conversion obligations. The new shares will be entitled to a dividend from the beginning of the financial year in which they are created by exercise of option rights and/or conversion rights or by the fulfillment of conversion obligations. The Management Board will be authorized to determine further details concerning the execution of the conditional capital increase.
  In the context of the new conditional capital, on May 18, 2017 the annual shareholders’ meeting authorized the Management Board to issue bearer or registered participatory notes, once or more than once, on or before April 30, 2022. The participatory notes must meet the requirements of European law, which calls for capital paid up to grant participatory rights to be attributable to our additional tier 1 capital. Participatory notes may come with bearer warrants or they can be linked to a conversion right (as well as a conversion obligation) for the bearer. The option and/or conversion rights entitle holders to buy our shares subject to the conditions of warrant-linked participatory rights and/or convertible participatory rights.
  The Management Board was also authorized to issue, instead of or besides participatory notes, on or before April 30, 2022, once or more than once, other hybrid financial instruments with a perpetual maturity that fulfill the requirements as own funds specified above but that are possibly not classified by law as participatory rights if their issue requires the approval of the annual shareholders’ meeting pursuant to Section 221 of the German Stock Corporation Act due, for example, to their dividend-dependent return or other reasons. We refer to these instruments as “Hybrid Debt Securities.”

  The Management Board was furthermore authorized to issue, instead of or besides participatory notes or Hybrid Debt Securities, on or before April 30, 2022, once or more than once, bonds with warrants and/or convertible bonds with a fixed maturity of at the most 20 years or with a perpetual maturity and to grant option rights to the holders of bonds with warrants and conversion rights (possibly with a conversion obligation) to the holders of convertible bonds, respectively, to subscribe to our new shares subject to the conditions of bonds with warrants and of convertible bonds. The instruments issued pursuant to this paragraph do not have to fulfill the statutory requirements to qualify as additional tier 1 capital.
  The total nominal amount of all participatory notes, Hybrid Debt Securities, bonds with warrants and convertible bonds to be issued under this authorization may not exceed a total value of €12 billion. Option rights and/or conversion rights may only be issued in respect of our shares with a proportionate amount of share capital of up to a nominal sum of €512,000,000.
  By resolution of our annual shareholders’ meeting dated May 18, 2017, our share capital is conditionally increased by up to €51,200,000 through the issue of up to 20,000,000 new shares. The conditional capital increase serves solely to fulfill options that are awarded on or before April 30, 2022, on the basis of the authorization of the annual shareholders’ meeting on May 18, 2017. The conditional capital increase will only be carried out to the extent that the holders of the issued options make sue of their right to receive our share and we do not award our shares in treasury to fulfill the options. The new shares are entitled to a dividend from the beginning of the financial year in which they are created by exercise of the options.

Form and Transfer

According to our articles of association (“Articles of Association”), all Ordinary Shares are issued in the form of registered shares. Shareholders are required to notify us for registration in the share register and provide, in particular, where natural persons are concerned, their name, their address as well as their date of birth or, where legal persons are concerned, their registered name, their business address and their registered domicile, and in all cases the number of shares they hold. Electronic mail addresses and any subsequent changes thereto should be added to facilitate communication. The entry in our share register constitutes a prerequisite for attending and exercising voting rights at the shareholders’ meeting.

The form that shares and dividend and renewal coupons are to take will be determined by our Management Board in agreement with our Supervisory Board. Global certificates may be issued. The claim of shareholders to have their shares and any dividend and renewal coupons issued in individual certificate form is excluded unless such issue is required by the rules in force at a stock exchange where the shares are listed.

The transferability of our ordinary shares is not restricted by law or our Articles of Association.

Dividends

Dividend Policy

We cannot assure investors that we will pay dividends as we did in previous years, nor at any other level, or at all, in any future period. If the company is not profitable, we may not pay dividends at all.

If we fail to meet the regulatory capital adequacy requirements under CRR/CRD (including individually imposed capital requirements (so-called “Pillar 2” requirements) and the combined buffer requirement), we may be prohibited from making, and the European Central Bank (“ECB”) or the BaFin (Bundesanstalt für Finanzdienstleistungsaufsicht) may suspend or limit, the payment of dividends. In addition, the ECB expects banks to meet “Pillar 2” guidance. If we operate or expect to operate below “Pillar 2” guidance, the ECB will review the reasons why our capital level has fallen or is expected to fall and may take appropriate and proportionate measures in connection with such shortfall. Any such measures might have an impact on our willingness or ability to pay dividends.

Under German law, our dividends are based on our unconsolidated results as prepared in accordance with German accounting rules. Our Management Board, which prepares our annual financial statements on an unconsolidated basis, and our Supervisory Board, which reviews them, first allocate part of our annual surplus (if any) to our statutory reserves and to any losses carried forward, as we are legally required to do. They then allocate the remainder between other revenue reserves (or retained earnings) and balance sheet profit. They may allocate up to one-half of this remainder to other revenue reserves, and must allocate at least one-half to balance sheet profit. A profit distribution from balance sheet profit is only permitted to the extent that the balance sheet profit plus distributable earnings exceeds potential dividend blocking items, which consist of deferred tax assets, self-developed software and unrealized gains on plan assets, all net of respective deferred tax liabilities.

We would then distribute up to the full amount of the balance sheet profit not subject to our dividend blocking if the annual General Meeting so resolves. The annual General Meeting may resolve a non-cash distribution instead of, or in addition to, a cash dividend. However, we are not legally required to distribute our balance sheet profit to our shareholders to the extent that we have issued participatory rights (Genussrechte) or granted a silent participation (stille Beteiligung) that accord their holders the right to a portion of Deutsche Bank our distributable profit.

We declare dividends by resolution of the annual General Meeting and pay them (if any) once a year. Dividends approved at a General Meeting are payable on the third business day after that meeting, unless a later date has been determined at that meeting or by the Articles of Association. In accordance with the German Stock Corporation Act, the record date for determining which holders of our Ordinary Shares are entitled to the payment of dividends, if any, or other distributions whether cash, stock or property, is the date of the General Meeting at which such dividends or other distributions are declared.

Under German law, dividend claims are generally subject to a three-year statute of limitations. In the event of such a limitation, the dividend claim becomes unenforceable and the dividend remains with us.

Dividend Payment and Distribution

Shareholders registered with our New York transfer agent are entitled to elect whether to receive dividend payments in euros or U.S. dollars. For those shareholders, unless instructed otherwise, we will convert all cash dividends and other cash distributions with respect to ordinary shares into U.S. dollars prior to payment to the shareholder. The amount distributed will be reduced by any amounts we or our New York transfer agent are required to withhold for taxes or other governmental charges. If our New York transfer agent determines, following consultation with us, that in its judgment any foreign currency it receives is not convertible or distributable, our New York transfer agent may distribute the foreign currency (or a document evidencing the right to receive such currency) or, in its discretion, hold the foreign currency for the account of the shareholder to receive the same.

If any of our distributions consists of a dividend of our shares, Link Market Services GmbH and our New York transfer agent (with respect to shares individually certificated) or the custodian bank with which shareholders have deposited their shares (with respect to shares in global form) will distribute the shares to the shareholders in proportion to their existing shareholdings. Rather than distribute fractional shares, Link Market Services GmbH, our New York transfer agent or the custodian bank will sell all such fractional shares and distribute the net proceeds to shareholders.

Link Market Services GmbH and our New York transfer agent (with respect to shares individually certificated) or the custodian bank with which shareholders have deposited their shares (with respect to shares in global form) will also distribute all distributions (other than cash, our shares or rights) to shareholders in proportion to their shareholdings. In the event that Link Market Services GmbH, our New York transfer agent or the custodian bank determine that the distribution cannot be made proportionately among shareholders or that it is impossible to make the distribution, they may adopt any method that they consider fair and practicable to effect the distribution. Such methods may include the public or private sale of all or a portion of the securities or property and the distribution of the proceeds. Link Market Services GmbH, our New York transfer agent or the custodian bank must consult with us before adopting any alternative method of distribution.

Depending on whether shares are individually certificated or in global form, we, Link Market Services GmbH, our New York transfer agent or the custodian bank with which shareholders have deposited their shares will determine whether or not any distribution (including cash, shares, rights or property) is subject to tax or governmental charges. In the case of a cash distribution, we may use all or part of the cash to pay any such tax or governmental charge. In the case of other distributions, we, Link Market Services GmbH, our New York transfer agent or the custodian bank may dispose of all or part of the property to be distributed by public or private sale, in order to pay the tax or governmental charge. In all cases, shareholders will receive any net proceeds of any sale or the balance of the cash or property after the deduction for taxes or governmental charges in proportion to their shareholdings.

Voting

Each of our Ordinary Shares entitles its registered holder to one vote at our General Meeting. Our Annual General Meeting takes place within the first eight months of our fiscal year. Pursuant to our Articles of Association, we may hold the meeting in Frankfurt am Main, Düsseldorf or any other German city with over 500,000 inhabitants. Unless a shorter period is permitted by law, we must give the notice convening the General Meeting at least 30 days before the last day on which shareholders can register their attendance of the General Meeting (which is the fifth day immediately preceding that General Meeting). Shorter periods apply if the General Meeting is called to adopt a resolution on a capital increase in the context of early intervention measures pursuant to the Act on the Recovery and Resolution of Institutions and Financial Groups ( Gesetz zur Sanierung und Abwicklung von Instituten und Finanzgruppen ). We are required to include details regarding the shareholder attendance registration process and the issuance of admission cards in our invitation to the General Meeting.

The Management Board or the Supervisory Board may also call an extraordinary General Meeting. Shareholders holding in the aggregate at least 5 % of the nominal value of our share capital may also request that such a meeting be called.

According to our Articles of Association our shares are issued in the form of registered shares. For purposes of registration in the share register, all shareholders are required to notify us of the number of shares they hold and, in the case of natural persons, of their name, address and date of birth and, in the case of legal persons, of their registered name, business address and registered domicile. Both being registered in our share register and the timely registration for attendance of the General Meeting constitute prerequisite conditions for any shareholder’s attendance and exercise of voting rights at the General Meeting. Shareholders may register their attendance of a General Meeting with the Management Board (or as otherwise designated in the invitation) by written notice or electronically, no later than the fifth day immediately preceding the date of that General Meeting. Any shareholders who have failed to comply with certain notification requirements summarized under “Notification Requirements” below are precluded from exercising any rights attached to their shares, including voting rights.

Under German law, upon our request a registered shareholder must inform us whether that shareholder owns the shares registered in its name or whether that shareholder holds the shares for any other person as a nominee shareholder. Both the nominee shareholder and the person for whom the shares are held have an obligation to provide the same personal data as required for registration in the share register with respect to the person for whom the shares are held. For so long as a registered shareholder does not provide the requested information as to its holding of the shares or, in the case of nominee shareholding, the required information about the person for whom the shares are held has not been provided, the shares held by the registered shareholder carry no voting rights.

Shareholders may appoint proxies to represent them at General Meetings. As a matter of German law, a proxy relating to voting rights granted by shares may be revoked at any time.

As a foreign private issuer, we are not required to file a proxy statement under US securities law. The proxy voting process for our shareholders in the United States is substantially similar to the process for publicly held companies incorporated in the United States.

The Annual General Meeting normally adopts resolutions on the following matters:

  appropriation of distributable balance sheet profits ( Bilanzgewinn ) from the preceding fiscal year;
  formal ratification of the acts ( Entlastung ) of the members of the Management Board and the members of the Supervisory Board in the preceding fiscal year; and
  appointment of independent auditors for the current fiscal year.

A simple majority of votes cast is generally sufficient to approve a measure, except in cases where a greater majority is otherwise required by our Articles of Association or by law. Under the German Stock Corporation Act and the German Transformation Act ( Umwandlungsgesetz ), certain resolutions of fundamental importance require a majority of at least 75 % of the share capital represented at the General Meeting adopting the resolution, in addition to a majority of the votes cast. Such resolutions include the following matters, among others:

  amendments to our Articles of Association changing our business objectives;
  capital increases that exclude subscription rights;
  capital reductions;
  creation of authorized or conditional capital;
  our dissolution;
  “transformations” under the German Transformation Act such as mergers, spin-offs and changes in our legal form;
  transfer of all our assets;
  integration of another company; and
  intercompany agreements (in particular, domination and profit-transfer agreements).

Under certain circumstances, such as when a resolution violates our Articles of Association or the German Stock Corporation Act, shareholders may file a shareholder action with the appropriate Regional Court ( Landgericht ) in Germany to set aside resolutions adopted at the General Meeting.

Under German law, the rights of shareholders as a group can be changed by amendment of the company’s articles of association. Any amendment of our Articles of Association requires a resolution of the General Meeting. The authority to amend our Articles of Association, insofar as such amendments merely relate to the wording, such as changes of the share capital as a result of the issuance of shares from authorized capital, has been assigned to our Supervisory Board by our Articles of Association. Pursuant to our Articles of Association, the resolutions of the General Meeting are taken by a simple majority of votes and, insofar as a majority of capital stock is required, by a simple majority of capital stock, except where law or our Articles of Association determine otherwise. The rights of individual shareholders can only be changed with their consent. Amendments to the Articles of Association become effective upon their registration in the Commercial Register.

Liquidation Rights

The German Stock Corporation Act requires that if we are liquidated, any liquidation proceeds remaining after the payment of all our liabilities will be distributed to our shareholders in proportion to their shareholdings.

Changes to the Rights of Shareholders

Under German law, the rights of shareholders as a group can be changed by amendment of the company’s Articles of Association. Any amendment of our Articles of Association requires a resolution of the General Meeting. The authority to amend our Articles of Association, insofar as such amendments merely relate to the wording, such as changes of the share capital as a result of the issuance of shares from authorized capital, has been assigned to our Supervisory Board by our Articles of Association. Pursuant to our Articles of Association, the resolutions of the General Meeting are taken by a simple majority of votes and, insofar as a majority of capital stock is required, by a simple majority of capital stock, except where law or our Articles of Association determine otherwise. The rights of individual shareholders can only be changed with their consent. Amendments to the Articles of Association become effective upon their registration in the Commercial Register.

Tradable Subscription Rights

We may determine that the statutory subscription rights to subscribe for our Ordinary Shares that our shareholders receive when we conduct a capital increase for which these rights are not excluded will be traded on a stock exchange. For example, on March 20, 2017, our shareholders received one tradable right per ordinary share, pursuant to a prospectus supplement dated March 20, 2017. The period within which these rights could be exercised expired on April 6, 2017.

The applicable prospectus supplement will describe the specific terms of any such subscription rights offering, including, as applicable:

  the title of the subscription rights;
  the exercise price for the subscription rights;
  the aggregate number of subscription rights issued;
  a discussion of the material U.S. federal, German or other income tax considerations, as well as considerations under the U.S. Employee Retirement Income Security Act of 1974, or “ERISA,” applicable to the issuance of ordinary shares together with statutory subscription rights or exercise of the subscription rights;
  any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights;

  the terms of the ordinary shares corresponding to the subscription rights;
  information regarding the trading of subscription rights, including the stock exchanges, if any, on which the subscription rights will be tradeable;
  the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date;
  the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;
  the extent to which the offering includes a contractual over-subscription privilege with respect to unsubscribed securities; and
  the material terms of any standby underwriting arrangement we enter into in connection with the offering.

Each subscription right will entitle its holder to subscribe for a number of our Ordinary Shares at an exercise price described in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void. Upon receipt of payment and, if applicable, the subscription form properly completed and executed at the subscription rights agent’s office or another office indicated in the prospectus supplement, we will, as soon as practicable, forward our ordinary shares that can be subscribed for with that exercise. The prospectus supplement may offer more details on how to exercise the subscription rights.

If we determine to make appropriate arrangements for rights trading, persons other than our shareholders can acquire rights as described in the prospectus supplement. In the event subscription rights are offered only to our shareholders and their rights remain unexercised, we may determine to offer the unsubscribed offered securities to persons other than our shareholders. In addition, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter or underwriters, as the case may be, will purchase any offered securities remaining unsubscribed for after the offering, as described in the prospectus supplement.

Notification Requirements

Disclosure of Interests in a Listed Stock Corporation

Disclosure Obligations under the German Securities Trading Act

As a company listed on German stock exchanges, we and our shareholders are subject to the shareholding disclosure obligations under the German Securities Trading Act ( Wertpapierhandelsgesetz ). Pursuant to the German Securities Trading Act, any shareholder whose voting interest in a listed company like Deutsche Bank, through acquisition, sale or by other means, reaches, exceeds or falls below a 3%, 5%, 10%, 15%, 20%, 25%, 30%, 50 % or 75 % threshold must notify us and the BaFin ( Bundesanstalt für Finanzdienstleistungsaufsicht ) of its current aggregate voting interest in writing and without undue delay, but at the latest within four trading days. In connection with this requirement, the German Securities Trading Act contains various provisions regarding the attribution of voting rights to the person who actually controls the voting rights attached to the shares.

Furthermore, the voting rights attached to a third party’s shares are attributed to a shareholder if the shareholder coordinates its conduct concerning the listed company with the third party (so-called “acting in concert”) either through an agreement or other means. Acting in concert is deemed to exist if the parties coordinate their voting at the listed company’s general meeting or, outside the general meeting, coordinate their actions with the goal of significantly and permanently modifying the listed company’s corporate strategy. Each party’s voting rights are attributed to each of the other parties acting in concert.

Shareholders failing to comply with their notification obligations are prevented from exercising any rights attached to their shares (including voting rights and the right to receive dividends) until they have complied with the notification requirements. If the failure to comply with the notification obligations specifically relates to the size of the voting interest in Deutsche Bank and is the result of willful or grossly negligent conduct, the suspension of shareholder rights is – subject to certain exceptions in case of an incorrect notification deviating no more than 10 % from the actual percentage of voting rights – extended by a six-month period commencing upon the submission of the required notification.

Except for the 3 % threshold, similar notification obligations exist for reaching, exceeding or falling below the thresholds described above when a person holds, directly or indirectly, certain instruments other than shares. This applies to instruments which grant upon maturity an unconditional right to acquire our existing voting shares, a discretionary right to acquire such shares, as well as to instruments that refer to such shares and have an economic effect similar to that of the aforementioned instruments, irrespective of whether such instruments are physically or cash-settled. These instruments include, for example, transferable securities, options, futures contracts and swaps. Voting rights to be attributed to a person based on any such instrument will generally be aggregated with the person’s other voting rights deriving from shares or other instruments.

Notice must be given without undue delay, but within four trading days at the latest. The notice period commences as soon as the person obliged to notify knows, or, under the circumstances should know, that his or her voting rights reach, exceed or fall below any of the abovementioned relevant thresholds, but in any event no later than two trading days after reaching, exceeding or falling below the threshold. If the voting rights reach, exceed or fall below any of the thresholds as a result of an event affecting all voting rights, the notice period might commence at a later stage. We must publish the foregoing notifications without undue delay, but no later than within three trading days after their receipt, and report such publication to the BaFin. Furthermore, we must publish a notification in case of any increase or decrease of the total number of voting rights without undue delay, but within two trading days at the latest, and such notification must be reported to the BaFin and forwarded to the German Company Register ( Unternehmensregister ). An exception applies where the increase of the total number of voting rights is due to the issue of new shares from conditional capital. In this case, we must publish the increase at the end of the month in which it occurred. However, such increase must also be notified without undue delay, but within two trading days at the latest, where any other increase or decrease of the total number of voting rights triggers the aforementioned notification requirement.

Non-compliance with the disclosure requirements regarding shareholdings and holdings of other instruments may result in a significant fine imposed by the BaFin. In addition, the BaFin publishes, on its website, sanctions imposed and measures taken indicating the person or entity responsible and the nature of the breach (so-called “naming and shaming”).

Shareholders whose voting rights reach or exceed thresholds of 10 % of the voting rights in a listed company, or higher thresholds, are obliged to inform the company within 20 trading days of the purpose of their investment and the origin of the funds used for such investment, unless the articles of association of the listed company provide otherwise. Our Articles of Association do not contain such a provision.

Disclosure Obligations under the German Securities Acquisition and Takeover Act

Pursuant to the German Securities Acquisition and Takeover Act ( Wertpapiererwerbs - und Übernahmegesetz ), any person whose voting interest reaches or exceeds 30 % of the voting shares of a listed stock corporation must, within seven calendar days, publish this fact (including the percentage of its voting rights) on the Internet and by means of an electronically operated financial information dissemination system. In addition, the person must subsequently make a mandatory public tender offer within four weeks to all shareholders of the listed company unless an exemption has been granted. The German Securities Acquisition and Takeover Act contains a number of provisions intended to ensure that shareholdings are attributed to those persons who actually control the voting rights attached to the shares. The provisions regarding coordinated conduct as part of the German Securities Acquisition and Takeover Act (so-called “acting in concert”) and the rules on the attribution of voting rights attached to shares of third parties are the same as the statutory securities trading provisions described above under “Disclosure Obligations under the German Securities Trading Act” except with respect to voting rights of shares underlying instruments whose holders are vested with the right to unilaterally acquire existing voting shares of the listed company or voting rights which may be acquired on the basis of instruments with similar economic effect. If a shareholder fails to provide notice on reaching or exceeding the 30 % threshold, or fails to make a public tender offer, the shareholder will be precluded from exercising any rights associated with its shares (including voting and dividend rights) until it has complied with the requirements under the German Securities Acquisition and Takeover Act. In addition, non-compliance with the disclosure requirement may result in a fine.

Disclosure of Participations in a Credit Institution

The German Banking Act ( Kreditwesengesetz ) requires any person intending to acquire, alone or acting in concert with another person, a qualifying holding ( bedeutende Beteiligung ) in a credit or financial services institution to notify the BaFin and the Bundesbank without undue delay and in writing of the intended acquisition. A qualifying holding is a direct or indirect holding in an undertaking which represents 10 % or more of the capital or voting rights or which makes it possible to exercise a significant influence over the management of such undertaking. The required notice must contain information demonstrating, among other things, the reliability of the person or, in the case of a corporation or other legal entity, the reliability of its directors and officers.

A person holding a qualifying holding shall also notify the BaFin and the Bundesbank without undue delay and in writing if he intends to increase the amount of the qualifying holding up to or beyond the thresholds of 20%, 30 % or 50 % of the voting rights or capital or in such way that the institution comes under such person’s control or if such person intends to reduce the participation below 10 % or below one of the other thresholds described above.

The BaFin must confirm the receipt of a complete notification within two working days in writing to the proposed acquirer. Within a period of 60 working days from the BaFin’s written confirmation that a complete notification has been received (assessment period), the BaFin will review and, in accordance with Council Regulation (EU) No 1024/2013 of October 15, 2013 conferring specific tasks on the European Central Bank concerning policies relating to the prudential supervision of credit institutions, forward the notification and a proposal for a decision whether or not to object to the acquisition to the European Central Bank (the “ECB”). The ECB will decide whether or not to object to the acquisition on the basis of the applicable assessment criteria. Within the assessment period the ECB may prohibit the intended acquisition in particular if there appears to be reason to assume that the acquirer or its directors and officers are not reliable or that the acquirer is not financially sound, that the participation would impair the effective supervision of the relevant credit institution, that a prospective managing director ( Geschäftsleiter ) is not reliable or not qualified, that money laundering or financing of terrorism has occurred or been attempted in connection with the intended acquisition, or that there would be an increased risk of such illegal acts as a result of the intended acquisition. During the assessment period the BaFin may request further information necessary for its or the ECB’s assessment. Generally, such a request delays the expiration of the assessment period by up to 30 business days. If the information submitted is incomplete or incorrect the ECB may prohibit the intended acquisition.

If a person acquires a qualifying holding despite such prohibition or without making the required notification, the competent authority may prohibit the person from exercising the voting rights attached to the shares. In addition, non-compliance with the disclosure requirement may result in the imposition of a fine in accordance with statutory provisions. Moreover, the competent authority may order that any disposition of the shares requires its approval and may ultimately appoint a trustee to exercise the voting rights attached to the shares or to sell the shares to the extent they constitute a qualifying holding.

Review of Acquisition of 25 % or more by the German Federal Ministry of Economics and Technology

Pursuant to the German Foreign Trade Act ( Außenwirtschaftsgesetz ) and the German Foreign Trade Regulation ( Außenwirtschaftsverordnung ), the direct or indirect acquisition of 25 % or more of the voting rights in a German company by investors from outside the European Union and the European Free Trade Association (Iceland, Liechtenstein, Norway and Switzerland) or by entities which are owned by 25 % or more by investors from outside the aforementioned region may be reviewed by the German Federal Ministry of Economics and Technology. If the Ministry determines that the acquisition poses a threat to the public policy or public security of Germany, it may impose conditions on or suspend the acquisition or require that it is unwound. The conclusion of an acquisition contract for critical infrastructure and security-related technologies has to be notified to the German Federal Ministry of Economics and Technology in writing. The decision to review an acquisition must be made within three months following the Ministry’s knowledge of the conclusion of the contract, of the publication of the decision to launch a take-over bid or of the publication of the acquisition of control. The review must be completed within four months following receipt of the complete acquisition documents. A review is precluded if more than 5 years have passed since the acquisition. The acquirer may seek pre-clearance of a proposed acquisition from the Federal Ministry of Economics and Technology.

Description of Trust Preferred Securities of Deutsche Bank Contingent Capital Trust II

Terms defined within this subsection entitled “ Description of Trust Preferred Securities of Deutsche Bank Contingent Capital Trust II ” are defined only with respect to this subsection. Certain terms, unless otherwise defined herein, have the meaning given to them in the relevant prospectus and/or prospectus supplement (as applicable).

General

On May 16, 2007, Deutsche Bank Contingent Capital Trust II (the “Issuer” or the “Trust”) issued 32,000,000 6.55% cumulative non-voting Trust Preferred Securities (at a price of $800,000,000) (the “Trust Preferred Securities”), guaranteed on a subordinated basis by Deutsche Bank (the “Guarantor”). The Trust Preferred Securities were issued pursuant to a prospectus supplement dated May 16, 2007, and a prospectus dated October 10, 2006.

The Trust offered the Trust Preferred Securities for sale (each with a $25 liquidation preference amount), and sold one common security to us. The Trust used the proceeds from the sale of the Trust Preferred Securities and the common security (“Trust Common Security,” and together with the “Trust Preferred Securities,” the “Trust Securities”) to buy a class of preferred securities (“Class B Preferred Securities”), issued by Deutsche Bank Contingent Capital LLC II, a Delaware limited liability company (the “Company”).

Each Trust Preferred Security represents an undivided preferred beneficial ownership interest, and the Trust Common Security represents an undivided beneficial ownership interest, in the Trust Estate. The Trust’s only assets will be the Class B Preferred Securities and the related rights under the Class B Preferred Guarantee. Title to the Class B Preferred Securities is held by the Property Trustee (as defined below) for the benefit of the holders and beneficial owners of the Trust Securities.

The Trust Securities are governed by, and construed in accordance with, the laws of the State of Delaware. The Guarantees are governed by New York Law.

Our Trust Preferred Securities are admitted to trade on (i) the New York Stock Exchange under the trading symbol “DXB”.

Tier 1 Qualification Election

On March 28, 2008, pursuant to the terms of the Trust Securities, Deutsche made the one-time election to replace the terms of the Class B Securities with those terms applicable after such election. We refer to this election as the “Tier 1 Qualification Election”. The terms below describe the post-election terms of the Trust Securities.

Capital Payments

Capital Payments (also referred to as “Distributions”) on the Trust Preferred Securities accrue at the fixed annual rate of 6.55% (on the liquidation preference amount of $25 per security).

Capital Payments are payable quarterly in arrears on February 23, May 23, August 23 and November 23 (each a “Payment Date”) of each year, commencing on August 23, 2007. We refer to each period from and including one Payment Date to but excluding the next Payment Date as a Payment Period.

Capital Payments payable on any Payment Date will accrue from and including the immediately preceding Payment Date (or May 23, 2007 (the “Issue Date”), with respect to the Capital Payment payable on the first Payment Date) up to but excluding the relevant Payment Date (each such period referred to as a Payment Period). For each Payment Period, Capital Payments will be calculated on the basis of a 360-day year of twelve 30-day months.

Capital Payments on the Class B Preferred Securities are noncumulative. That means that the Company will have no obligation to make up, and the Property Trustee as holder of the Class B Preferred Securities will have no right to receive, at any time, any Capital Payments on the Class B Preferred Securities or portions thereof which have not been paid in full by the Company on any Payment Date, be it as a result of insufficient Operating Profits of the Company, insufficient Distributable Profits of ours, an order of the European Central Bank (the “ECB”) or the German Federal Financial Supervisory Authority ( Bundesanstalt für Finanzdienstleistungsaufsicht - “BaFin”) or otherwise. In such a case, consequently no Capital Payments will be made on the Trust Preferred Securities in respect of such Payment Period.

The Capital Payments on the Trust Preferred Securities are also noncumulative. As a result, if a Capital Payment on the Trust Preferred Securities is not made or only made partially, on any Payment Date, because the Trust has insufficient funds with respect to that Payment Date, a holder of the Trust Preferred Securities will not be entitled to receive that Capital Payment or unpaid portion thereof, whether or not Capital Payments are made on the Trust Preferred Securities on any other Payment Date.

Capital Payments on the Class B Preferred Securities will be made only when, as and if declared, or deemed declared, by the Company’s Board of Directors. Capital Payments on the Class B Preferred Securities will be paid out of the Company’s Operating Profits. The Company can derive Operating Profits only from payments made to the Company by us as obligor under the Initial Obligation.

The Company is authorized to declare Capital Payments and pay a declared (or deemed declared) Capital Payment on the Class B Preferred Securities on any Payment Date only to the extent that:

  the Company has an amount of Operating Profits for the related Payment Period ending on the day immediately preceding such Payment Date at least equal to the amount of such Capital Payments, and we have an amount of Distributable Profits for the preceding fiscal year for which audited unconsolidated financial statements are available at least equal to the aggregate amount of such Capital Payments on the Class B Preferred Securities and capital payments or dividend or other distributions payable on Preferred Tier 1 Securities, if any, pro rata based on such Distributable Profits.

In determining the availability of our sufficient Distributable Profits related to any fiscal year to permit Capital Payments to be declared with respect to the Class B Preferred Securities, any Capital Payments already paid on the Class B Preferred Securities and any capital payments, dividend or other distributions already paid during our succeeding fiscal year on Preferred Tier 1 Securities, if any, on the basis of such Distributable Profits for such fiscal year will be deducted from such Distributable Profits.

However, in certain circumstances the Company may be also deemed to have declared a Capital Payment. If we or any of our subsidiaries declares or pays any dividends, distributions or other payments on any Junior Securities (other than a payment in kind of ordinary shares of common stock or other Junior Securities or payments on Junior Securities issued by wholly-owned subsidiaries of ours, when such Junior Securities are held exclusively by us or by any of our other wholly-owned subsidiaries), then the Company will be deemed to have declared Capital Payments on the Class B Preferred Securities at the Stated Rate in full payable on each of the next four Payment Dates, if the dividend, distribution or other payment on the Junior Security is paid in respect of an annual period;
  payable on each of the next two Payment Dates, if the dividend, distribution or other payment on the Junior Security is paid in respect of a semi-annual period; and
  payable on the next Payment Date, if the dividend, distribution or other payment on the Junior Security is paid in respect of a quarterly period.
  any Preferred Tier 1 Securities (other than a payment in kind of ordinary shares of common stock or Junior Securities or payments on Preferred Tier 1 Securities issued by wholly-owned subsidiaries of ours, when such Preferred Tier 1 Securities are held exclusively by us or by any of our other wholly-owned subsidiaries), then the Company will be deemed to have declared Capital Payments on the Class B Preferred Securities at the Stated Rate pro rata (in the same proportion that the payment that was made on the Preferred Tier 1 Security had to the amount that was payable on such Preferred Tier 1 Security at the time of such payment)

    payable on each of the next four Payment Dates, if the dividend, distribution or other payment on the Preferred Tier 1 Security is paid in respect of an annual period;
    payable on each of the next two Payment Dates, if the dividend, distribution or other payment on the Preferred Tier 1 Security is paid in respect of a semi-annual period; and
    payable on the next Payment Date, if the dividend, distribution or other payment on the Preferred Tier 1 Security is paid in respect of a quarterly period.

  If we or any of our subsidiaries redeems, repurchases or otherwise acquires any Junior Securities or Preferred Tier 1 Securities (other than Junior Securities or Preferred Tier 1 Securities issued by wholly-owned subsidiaries of ours, when such Junior Securities or Preferred Tier 1 Securities are held exclusively by us or by any of our other wholly-owned subsidiaries) for any consideration (except by conversion into or exchange for our ordinary shares of common stock or other Junior Securities) or any moneys are paid to or made available for a sinking fund for, or for redemption of, any such securities, other than in connection with:

    transactions effected by or for the account of our customers or any of our subsidiaries or in connection with the distribution, trading or market-making in respect of such securities, the satisfaction by us or any of our subsidiaries of its obligations under any employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants, including hedging transactions effected to cover exposure to unvested grants under employee benefit plans, a reclassification of our capital stock or any of our subsidiaries or the exchange or conversion of one class or series of such capital stock for another class or series of such capital stock, or the purchase of fractional interests in shares of our capital stock or any of our majority-owned subsidiaries pursuant to the provisions of any security being converted into or exchanged for such capital stock, the Company will be deemed to have declared Capital Payments on the Class B Preferred Securities at the Stated Rate in full payable on each of the next four Payment Dates contemporaneously with and/or immediately following the date on which such redemption, repurchase or other acquisition occurred.

  Any Capital Payments so deemed to be declared as described above will (i) only be authorized to be paid on any Payment Date to the extent the Company has an amount of Operating Profits for the related Payment Period at least equal to the amount of Capital Payments so deemed declared and (ii) to the extent not authorized to be paid pursuant to clause (i), will not be considered due and payable for any purposes under the LLC Agreement or under the Class B Preferred Guarantee, except with respect to such Capital Payments deemed declared after the Trust is dissolved and the Class B Preferred Securities have been distributed to the holders of the Trust Preferred Securities, which will be considered due and payable for purposes of the Class B Preferred Guarantee.

  Even if the Company has sufficient Operating Profits and we have sufficient Distributable Profits, the Company will be prohibited from making Capital Payments on the Class B Preferred Securities at any time an order from the ECB or the BaFin (or any other relevant regulatory authority) prohibits us from making any distributions of profits.

  Our “Distributable Profits” for any fiscal year is the balance sheet profit ( Bilanzgewinn ) as of the end of such fiscal year, as shown in our audited unconsolidated balance sheet as of the end of such fiscal year. Such balance sheet profit includes the annual surplus or loss ( Jahresüberschuss/-fehlbetrag ), plus any profit carried forward from previous years, minus any loss carried forward from previous years, plus transfers from capital reserves and earnings reserves, minus allocations to earnings reserves, all as determined in accordance with the provisions of the German Stock Corporation Act ( Aktiengesetz ) and accounting principles generally accepted in the Federal Republic of Germany as described in the German Commercial Code ( Handelsgesetzbuch ) and other applicable German law then in effect.

  “Initial Obligation” means our U.S.$800,000,025 6.55% perpetual subordinated note of, acquired by the Company using proceeds from the issuance of the Class B Preferred Securities.

  “Junior Securities” means (i) our ordinary shares of common stock, (ii) each class of our preference shares ranking junior to our Preferred Tier 1 Securities, if any, and any other instrument of ours ranking on parity with such preference shares or junior thereto and (iii) preference shares or any other instrument of any subsidiary of ours subject to any guarantee or support agreement of ours which guarantees or supports undertaking ranks junior to our obligations under the Guarantees.

  “LLC Agreement” means the limited liability company agreement of the Company, as amended and restated in its entirety prior to the issuance of Company Preferred Securities.

  “Obligations” means (i) the Initial Obligation, (ii) an obligation, if any, issued by us in connection with a notice to the Company to issue additional Class B Preferred Securities and having the same terms and conditions as the Initial Obligation in all respects except for the issue date, the date from which interest.

  “Operating Profits” of the Company for any Payment Period means the excess of the amounts paid on the Obligations that the Company may then hold in accordance with the LLC Agreement during such Payment Period over any operating expenses of the Company not paid or reimbursed by us or one of its branches or affiliates during such Payment Period.

  “Preferred Tier 1 Securities” means (i) each class of our most senior ranking preference shares, if any, and (ii) preference shares or any other instrument of any subsidiary of ours subject to any guarantee or support agreement of ours which guarantee or support undertaking ranks on parity with the our obligations under the Guarantees.

  “Stated Rate” means the fixed coupon rate of 6.55% per annum for the accrual of Capital Payments (or, in the case of the Initial Obligation, for the accrual of interest) during Payment Periods, in each case calculated on the basis of a 360-day year of twelve 30-day months.

  Subordinated Guarantees

  Each of the Guarantees is a direct, unsecured and subordinated obligation of ours.

  The Class B Preferred Guarantee will be held by the Class B Preferred Guarantee Trustee for the benefit of the Property Trustee as holder of the Class B Preferred Securities, and the Property Trustee will in turn hold it for the benefit of the holders of the Trust Preferred Securities.

  The Trust Preferred Guarantee is held by the Trust Preferred Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities.

  The holders of a majority in liquidation preference amount of the related securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the related Guarantee Trustee.

  The rights under the Guarantees are not separately transferable from the Class B Preferred Securities or the Trust Preferred Securities, as applicable, to which the Guarantee relates. Upon transfer of any Class B Preferred Securities or Trust Preferred Security to another holder, the prior holder will no longer have rights under the related Guarantee with respect to the transferred securities.

  Under the Guarantees, we may provide to the related Guarantee Trustee evidence of compliance with any conditions precedent under such Guarantee in the form of an officer’s certificate meeting the requirements set forth in such Guarantee.

  We may not assign our obligations under the applicable Guarantee, except in the case of a merger or consolidation in which we are not the surviving party or in the case of a sale, lease or other transfer of substantially all of its assets, to a purchaser and only if such surviving entity or purchaser expressly assumes our obligations as the Guarantor thereunder or such assumption of obligations result from applicable law.

  “Class B Preferred Guarantee” means the agreement by Deutsche Bank with The Bank of New York Mellon as Class B Preferred Guarantee Trustee for the benefit of the holders of the Class B Preferred Securities to guarantee payment, on a subordinated basis, of certain payments on the Class B Preferred Securities.

  “Class B Preferred Guarantee Trustee” means The Bank of New York Mellon, in its capacity as trustee of the Class B Preferred Securities.

  “Property Trustee” means The Bank of New York Mellon, in its capacity as trustee of the Trust.

  “Trust Preferred Guarantee Trustee” means The Bank of New York Mellon, in its capacity as trustee of the Trust Preferred Securities.

  “Trust Preferred Guarantee” means the agreement by us with The Bank of New York Mellon as Trust Preferred Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities to guarantee the payment, on a subordinated basis, of certain payments on the Trust Preferred Securities.

  Guarantee Payments.

  We have irrevocably and unconditionally guaranteed, on a subordinated basis, without duplication, the following payments (which we refer to as the Guarantee Payments):

    with respect to the Trust Preferred Securities:
    Capital Payments due and payable on the Trust Preferred Securities on each Payment Date for the then current Payment Period including, any Arrears of Payments that are due and payable, and including any Additional Amounts payable with respect to such Capital Payments and, if applicable, such Arrears of Payments;
    on any redemption date, the Redemption Price for each Trust Preferred Security called for redemption by the Trust; and
    upon any voluntary or involuntary dissolution, liquidation or winding up of the Trust (other than a dissolution of the Trust in which the Class B Preferred Securities are distributed to the holders of the Trust Preferred Securities), the liquidation preference amount of the Trust Preferred Securities, plus any accrued and unpaid Capital Payments for the then current Payment Period to but excluding the date of liquidation.
    with respect to the Class B Preferred Securities:
    the Capital Payments due and payable on the Class B Preferred Securities on each Payment Date for the then current Payment Period, if declared or deemed declared pursuant to the LLC Agreement;
    on any Redemption Date, the Redemption Price for each Class B Preferred Security called for redemption by the Company; and

    upon any voluntary or involuntary dissolution, liquidation or winding up of the Company, the liquidation preference amount of the Class B Preferred Securities, plus any accrued and unpaid Capital Payments for the then current Payment Period to but excluding the date of liquidation.

  The Guarantees require us to pay all amounts payable thereunder in respect of Capital Payments payable in respect of any Payment Period on the Trust Preferred Securities or the Class B Preferred Securities, to which the Guarantee relates, prior to any dividend or other payment (except dividends in the form of shares) upon its shares of common stock.

  Payments of Guarantee Additional Amounts

  All Guarantee Payments made or caused to be made by us as Guarantor will be made without withholding or deduction for or on account of any Withholding Tax, unless the withholding or deduction of such Withholding Tax is required by law. In such event, we will pay, as additional Guarantee Payments (which we refer to as Trust Preferred Additional Guarantee Payments or Class B Preferred Additional Guarantee Payments, as applicable, and collectively as Guarantee Additional Amounts), such additional amounts as may be necessary in order that the net amounts received by a holder after such withholding or deduction for or on account of Withholding Tax will equal the amount which would have been received in respect of the Guarantee Payments (including interest accrued thereon, if any) had no such deduction or withholding been required, except that no such Guarantee Additional Amounts will be payable to a holder with respect to any Guarantee Payments, if, as of the Payment Date of the most recent payment with respect to which such Guarantee Payment is payable, if and to the extent that we have insufficient Distributable Profits for the preceding fiscal year to make such payment (determined on the same basis as the authority of the Company to declare Capital Payments on the Class B Preferred Securities);
    with respect to any Withholding Taxes that are payable by reason of a holder or beneficial owner of the securities to which such Guarantee Payments relate having some connection with any Relevant Jurisdiction other than by reason only of the mere holding or beneficial ownership of such securities;
    with respect to any Withholding Taxes which are deducted or withheld pursuant to (i) European Council Directive 2003/48/EC (as replaced by European Council Directive 2011/48/EC (as amended by European Council Directive 2014/107)) or Regulation implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income, or (ii) any international treaty or understanding entered into for the purpose of facilitating cooperation in the reporting and collection of savings income and to which (x) the United States, and (y) the European Union or Germany is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding; or

    where such deduction or withholding can be avoided or reduced if the holder or beneficial owner of the securities to which such Guarantee Payments relate makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority, provided, however, that this exclusion will not apply if the certification, information documentation or other reporting requirement would be materially more onerous to such holder or beneficial owner (in form, procedure or substance of information required to be disclosed) than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8 and W-9).

  “Withholding Taxes” means any present or future taxes, duties or governmental charges of any nature whatsoever imposed, levied or collected by or on behalf of any Relevant Jurisdiction, or by or on behalf of any political subdivision or authority therein or thereof having the power to tax.

  No Guarantee of Sufficient Funds of Company

  Neither of the Guarantees is a guarantee of any kind that the Company or the Trust will at any time have sufficient assets to declare a Capital Payment or other distribution or that any other condition for declaring a Capital Payment or other distribution will be met or that the Company will declare a Capital Payment on the Class B Preferred Securities if all conditions for the declaration of such a Capital Payment are met.

  Trustee Information

  The Bank of New York Mellon, a New York banking corporation, acts in the following capacities regarding the Trust Securities as:

    trustee of the Trust;
    Trust Preferred Guarantee Trustee; and
    Class B Preferred Guarantee Trustee.

  The contact information for The Bank of New York Mellon is as follows: The Bank of New York Mellon, Attn: International Corporate Trust Administration, 101 Barclay Street, Floor 7 East, New York, New York 10286.

  Deutsche Bank Trust Company Delaware acts as Delaware trustee of the Trust (the “Delaware Trustee”). The Delaware Trustee is a wholly owned subsidiary of ours and its contact information is as follows: Deutsche Bank Trust Company Delaware, TSS & CM FI Products, Corporate Services Division, Attn: Corporate Services Division, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805.

  Ranking and Status

  The Trust Preferred Securities constitute direct, unsecured and unsubordinated securities of the Trust and rank on parity without any preference among themselves.

  In the case of our liquidation, the Guarantees will rank

    subordinate and junior to all our senior and subordinated debt obligations that do not expressly rank on parity with our obligations under the Guarantees;
    on parity with our most senior ranking preference shares, if any, and with its obligations under any guarantee or support agreement or undertaking relating to any preference shares or other instrument of any subsidiary of ours qualifying as consolidated Tier 1 capital of ours that does not expressly rank junior to our obligation under the Guarantees; and
    senior to the Junior Securities.

  Upon the implementation into German law (required by December 28, 2020) of Article 48(7) of Directive 2014/59/EU of the European Parliament and of the Council of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, claims against us under certain of its currently outstanding capital instruments, if and when they cease to qualify as Additional Tier 1 capital, are expected to rank senior to, and no longer pari passu with, claims against us that continue to qualify as Additional Tier 1 capital.

  Event of Default

  An event of default

    under the Trust Preferred Guarantee occurs, if (i) we default in respect of any of our payment obligations under the Trust Preferred Guarantee or (ii) we default in the performance of any other obligation under the Trust Preferred Guarantee, and, in the case of (ii), such default continues for 60 days after the Trust Preferred Guarantee Trustee has given notice of such default to us; and
    under the Class B Preferred Guarantee occurs, if (i) we default in respect of any of its payment obligations under the Class B Preferred Guarantee or (ii) we default in the performance of any other obligation under the Class B Preferred Guarantee, and, in the case of (ii), such default continues for 60 days after the Class B Preferred Guarantee Trustee has given notice of such default to us.

  The Bank of New York Mellon (the “Guarantee Trustee”) is required to notify the holders of the Trust Preferred Securities or the holders of the Class B Preferred Securities, as applicable, of all events of default known to such Guarantee Trustee under the related Guarantee, within 90 days after the occurrence of such event of default, unless such event of default has been cured before such notification. The applicable Guarantee Trustee may withhold such notice if and so long such Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Trust Preferred Securities or Class B Preferred Securities, as applicable.

  Modification of the Terms of the Trust Securities or Rights of Holders

  The Trust is governed by an amended and restated trust agreement dated before the Issue Date and may be modified and amended only with the approval of a majority of the Regular Trustees (and in certain circumstances the Property Trustee and Delaware Trustee).

  Any amendment that would

    materially adversely affect the powers, preferences or special rights of the Trust Securities; or
    provide for the dissolution, winding up or termination of the Trust other than pursuant to the terms of the Trust Agreement,

  requires the approval of the holders of not less than a majority in liquidation preference amount of the Trust Securities affected thereby, voting together as a single class. If any amendment would materially adversely affect only the Trust Preferred Securities or the Trust Common Security, then such amendment only requires the approval of the holders of a majority in the respective liquidation amount of the affected class.

  The Trust Agreement may be amended without the consent of the holders of the Trust Securities to cure any ambiguity,
    correct or supplement any provision in the Trust Agreement that may be defective or inconsistent with any other provision of the Trust Agreement, add to our covenants, restrictions or obligations,
    conform to any change in the 1940 Act or the Trust Indenture Act, or written change in interpretation or application of the rules or regulations promulgated thereunder by any legislative body, court, government agency or regulatory authority, or modify, eliminate and add to any provision of the Trust Agreement to such extent as may be necessary or desirable; provided, that no such amendment will have a material adverse effect on the rights, preferences or privileges of the holders of the Trust Securities.

  Modifications to certain provisions of the Trust Agreement require the consent all holders of the Trust Securities.

  Notwithstanding the foregoing, no amendment or modification may be made to the Trust Agreement if such amendment or modification would cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes, cause the Company to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes, reduce or otherwise adversely affect the powers of the Property Trustee, or cause the Trust or the Company to be required to register under the 1940 Act.

  “Regular Trustees” means the three Trustees of the Trust who are employees or officers of, or who are affiliated with us.

  “Trust Agreement” means the trust agreement among the Trustees, the Company as Sponsor and us, as amended and restated in its entirety prior to the issuance of the Trust Preferred Securities.

  Further Issuances

  The Trust is not permitted to acquire any assets other than the Class B Preferred Securities, issue any securities other than the Trust Preferred Securities or incur any indebtedness. Nevertheless, as the Company will (if so required by us), from time to time on or prior to the Payment Date falling closest to, but not later than, the fifth anniversary of the Issue Date and without the consent of the Trust as the holder of the Class B Preferred Securities, issue additional Class B Preferred Securities having the same terms as the Class B Preferred Securities in all respects except for the issue date, the date from which Capital Payments accrue on the Class B Preferred Securities, the issue price and any other deviations required for compliance with applicable law, so as to form a single series with the Class B Preferred Securities. In such circumstances and without consent of the holders of the Trust Preferred Securities, the Trust will issue additional Trust Preferred Securities having the same terms and conditions as the Trust Preferred Securities in all respects except for the issue date, the date from which Capital Payments accrue on the Trust Preferred Securities, the issue price and any other deviations required for compliance with applicable law, so as to form a single series with the Trust Preferred Securities, in consideration for the receipt of such additional Class B Preferred Securities equal to the aggregate liquidation preference amount of such additional Trust Preferred Securities.

  As long as any Class B Preferred Securities or Trust Preferred Securities remain outstanding, we undertake not to issue any preference shares ranking senior on liquidation to our obligations under the related Guarantee or give any guarantee or similar undertaking with respect to, or enter into any other agreement relating to the support or payment of any amounts in respect of, any other preference shares (or instruments ranking on parity with or junior to preference shares) issued by any other affiliated entity that would rank senior in right of payment to our obligations under the related Guarantee, unless that Guarantee is amended to give the holders of the Class B Preferred Securities or Trust Preferred Securities to which such Guarantee relates such rights and entitlements as are contained in or attached to such other guarantee, similar undertaking or agreement so that our obligations under such Guarantee rank at least on parity with, and contain substantially equivalent rights of priority as to payment as, such guarantee, similar undertaking or other support agreement.

  Form and Transfer

  The Trust Preferred Securities were issued in fully registered form, without coupons, in denominations of $25 liquidation preference amount (or integral multiples of $25). The Trust Preferred Securities are denominated in U.S. dollars and all payments on or in respect of the Trust Preferred Securities will be made in U.S. Dollars.

  Trust Preferred Securities are represented by one or more certificates in registered, global form (collectively, the “Global Certificates”). The Global Certificates are held by the custodian for the Depository Trust Company (“DTC”), in New York, New York and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  The Trust Preferred Securities were accepted for clearance by DTC, Euroclear and Clearstream, Luxembourg. Beneficial interest in the Trust Preferred Securities will be shown on, and transfers will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream. Clearstream Banking, société anonyme, or Clearstream, is incorporated under the laws of Luxembourg as a professional depositary, subject to regulation by the Luxembourg Monetary Institute. The Euroclear System is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement with Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

  Global Certificates may not be transferred except by DTC in whole and not in part and only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Certificates may not be exchanged for Trust Preferred Securities in certificated form except in the limited circumstances described below. In addition, transfer of beneficial interests in the Global Certificates are subject to the applicable rules and procedures of DTC and its direct or indirect participants, including Euroclear and Clearstream, which may change from time to time.

  A Global Certificate is exchangeable for Trust Preferred Securities in registered certificated form if DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Certificates (and the Trust and the Company thereupon fail to appoint a successor depositary) or it has ceased to be a clearing agency registered under the Exchange Act. In all cases, certificated Trust Preferred Securities delivered in exchange for any Global Certificates or beneficial interests therein will be registered in the names and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

  Trust Enforcement Events

  If, at any time, any of the following occurs (which we refer to as a Trust Enforcement Event):

    non-payment of Capital Payments (plus any Additional Amounts thereon, if any) on the Trust Preferred Securities or non-payment of Capital Payments (plus any Additional Amounts thereon, if any) on the Class B Preferred Securities, in each case at the Stated Rate in full, for four consecutive Payment Periods;
    a default by us in respect of any of its payment obligations under the Trust Preferred Guarantee or in respect of any of its payment obligations under the Class B Preferred Guarantee; or
    a default by us in the performance of any other obligation under the Trust Preferred Guarantee or the Class B Preferred Guarantee, which default continues for 60 days after the Trust Preferred Guarantee Trustee or Class B Preferred Guarantee Trustee, as applicable, has given notice thereof to us;

  then The Bank of New York Mellon (as “Property Trustee”) will have the right to enforce its rights as holder of the Class B Preferred Securities, for the benefit of holders of the Trust Securities, including the rights of the holders of Class B Preferred Securities to receive Capital Payments (only if and to the extent declared or deemed declared) on the Class B Preferred Securities.

  Holders of more than 50% in liquidation preference amount of the Trust Preferred Securities (excluding Trust Preferred Securities held by us or our Affiliates) have the right to direct the time, method and place of any enforcement action by the Property Trustee.

  Redemption of the Trust Preferred Securities

  The Trust Securities do not have a scheduled maturity date and will not be redeemable at any time at the option of the holders thereof.

  However, the Company, at its option, may under certain circumstances redeem the Class B Preferred Securities and if the Class B Preferred Securities are redeemed for any reason, the Trust must redeem the Trust Preferred Securities. The Trust will do so, simultaneously with the redemption of the Class B Preferred Security, by applying the redemption price received in connection therewith to redeem the Trust Preferred Securities. Any Class B Preferred Securities or Trust Preferred Securities that are redeemed will be cancelled, and not reissued, following their redemption.

  The Trust Agreement requires the Property Trustee to give prompt notice to the holders of the Trust Preferred Securities of the Company’s intention to redeem the Class B Preferred Securities. The Trust will be required to give an irrevocable notice of redemption of the Trust Preferred Securities, specifying the date of redemption, at least 30 days prior to such date to the holders of the Trust Preferred Securities.

  In addition the Trust Preferred Securities will no longer be deemed outstanding if, at any time, the Trust is dissolved or liquidated for any reason (including the occurrence of a (i) Tax Event with respect to the Trust, or (ii) an Investment Company Act Event with respect to the Trust) and its assets are set to be distributed. After the satisfaction of any creditors of the Trust, if any, Class B Preferred Securities will be distributed on a pro rata basis to you and the holder of the Trust Common Security as the liquidation distribution of your interest in the Trust. In such event the certificates representing Trust Securities will be deemed to represent Class B Preferred Securities having an equal liquidation preference amount and bearing equivalent accumulated and unpaid Capital Payments as the Trust Securities so redeemed.

  If the Class B Preferred Securities are distributed to the holders of the Trust Preferred Securities, we will use commercially reasonable efforts to make the Class B Preferred Securities eligible for clearing and settlement through DTC or a successor clearing agent and to be listed on the New York Stock Exchange or such other securities exchange or similar organization as the Trust Preferred Securities are then listed or quoted.

  No vote or consent of the holders of the Trust Securities is required for the Trust to redeem and cancel Trust Securities or distribute Class B Preferred Securities in accordance with the Trust Agreement.

  An “Investment Company Act Event” means the request and receipt by us of an opinion of a nationally recognized U.S. law firm experienced in such matters to the effect that there is more than an insubstantial risk that the Company or the Trust is or will be considered an Investment Company as a result of any judicial decision, pronouncement or interpretation (irrespective of the manner made known), the adoption or amendment of any law, rule or regulation, or any notice or announcement (including any notice or announcement of intent to adopt such law, rule or regulation) by any U.S. legislative body, court, governmental agency, or regulatory authority, in each case after the Issue Date.

  A “Tax Event” means (A) the receipt by us of an opinion of a nationally recognized law firm or other tax adviser in a Relevant Jurisdiction, as appropriate, experienced in such matters, to the effect that as a result of (i) any amendment to, or clarification of, or change (including any announced prospective change) in, the laws (or any regulations promulgated thereunder) of a Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any legislative body, court, governmental authority or regulatory body (“Administrative Action”) or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective, or which pronouncement or decision is announced, after the date of issuance of the Company Preferred Securities and the Trust Securities, there is more than an insubstantial risk that (a) the Trust or the Company is or will be subject to more than a de minimis amount of taxes, duties or other governmental charges, or (b) the Trust, the Company, an obligor on the Obligations or we would be obligated to pay Additional Amounts, Additional Interest Amounts or Trust Preferred Additional Guarantee Payments or Class B Preferred Additional Guarantee Payments, as applicable, or (B) a final determination has been made by the German tax authorities to the effect that we, as obligor on the Obligations, may not, in the determination of its taxable income for the purposes of determining German corporate income tax in any year, deduct in full interest payments on the Obligations (except to the extent such interest payments are determined to be connected with income of a branch that is not subject to taxation in Germany). However, none of the foregoing will constitute a Tax Event if it may be avoided by us, the Trust or the Company taking reasonable measures under the circumstances.

  Redemption of the Class B Preferred Securities

  Upon any redemption of Class B Preferred Securities, the Trust must redeem a corresponding number of the Trust Securities.

  The Class B Preferred Securities are redeemable at the option of the Company, in whole but not in part, on May 23, 2017 and on each Payment Date thereafter. The Company will also have the right, at any time, prior to May 23, 2017, to redeem the Class B Preferred Securities in whole but not in part, upon the occurrence of a (i) Regulatory Event, (ii) a Tax Event or (iii) an Investment Company Act Event with respect to the Company. Any such redemption will be at the Redemption Price per Class B Preferred Security (being the liquidation preference amount thereof, plus any accrued and unpaid Capital Payments for the then current Payment Period to but excluding the Redemption Date, plus Additional Amounts, if any).

  The Company may exercise its right to redeem the Class B Preferred Securities only if it has:

  i.given at least 30 days’ prior notice to the holders of the Class B and the Trust Preferred Securities of its intention to redeem and

  ii.obtained any required regulatory approvals.

  On March 11, 2020, Deutsche Bank announced its decision to redeem the Trust Preferred Securities on May 26, 2020 (i.e., the first business day following the scheduled May 23, 2020 payment date). The formal redemption notice will be delivered in accordance with the terms of the Trust Agreement governing the Trust Preferred Securities.

  “Regulatory Event” means we are notified by a relevant regulatory authority that, as a result of the occurrence of any amendment to, or change (including any change that has been adopted but has not yet become effective) in, the applicable banking laws of Germany (or any rules, regulations or interpretations thereunder, including rulings of the relevant banking authorities) or the guidelines of our Committee on Banking Supervision for International Settlements, in each case effective after the date of the issuance of the Company Securities and the Trust Securities, we are not, or will not be, allowed to treat the Class B Preferred Securities as core capital ( Kernkapital ) or Tier 1 regulatory capital, in each case for capital adequacy purposes on a consolidated basis.

  “Additional Amounts” means any additional amounts payable by the Company or Trust pursuant to the terms of Class B Preferred Securities and the Trust Preferred Securities as a result of deduction or withholding on payments or on repayment upon redemption thereof.

  “Additional Interest Amounts” means any additional interest amounts payable by us pursuant to the terms of the Initial Debt Obligations as a result of deduction or withholding upon payment of interest on the Initial Debt Obligations or repayment upon redemption thereof.

  Fixed to Fixed Reset Rate Subordinated Tier 2 Notes due 2028

  Terms defined within this subsection entitled “ Fixed to Fixed Reset Rate Subordinated Tier 2 Notes due 2028 ” are defined only with respect to this subsection. Certain terms, unless otherwise defined herein, have the meaning given to them in the relevant indenture and/or supplemental indenture (as applicable).

  General

  On May 21, 2013 (the “Issue Date”), we issued $1,500,000,000 aggregate principal amount of fixed to fixed reset rate subordinated Tier 2 notes (the “Subordinated Notes”) due May 24, 2028 (the “Maturity Date”). The Subordinated Notes constitute a separate series of subordinated debt securities issued under a subordinated indenture (the “Subordinated Indenture”) comprising a base subordinated indenture (the “Base Indenture”) entered into on May 21, 2013, and a supplement thereto (the “Supplemental Subordinated Indenture”) dated May 24, 2013, among us, Wilmington Trust, National Association, as trustee and Deutsche Bank Trust Company Americas, as initial principal paying agent, transfer agent and registrar.

  Subject to any redemption prior to the Maturity Date, as described below, the Subordinated Notes will bear interest (i) from (and including) the date of issuance to (but excluding) May 24, 2023 (the “Reset Date”) at a rate of 4.296% per year and (ii) from (and including) the Reset Date to (but excluding) the Maturity Date at a rate per year which will be 2.2475% above the 5 year Swap Rate (as defined below). Interest on the Subordinated Notes is payable semi-annually in arrears on May 24 and November 24 of each year, commencing on November 24, 2013.

  The Subordinated Notes and the Subordinated Indenture are governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions of each of the Subordinated Notes and the Subordinated Indenture, which are governed by and construed in accordance with German law.

  Our Subordinated Notes are admitted to trade on the New York Stock Exchange under the trading symbol “DB /28”.

  Trustee and Paying Agent Information

  Wilmington Trust, National Association, , acts as the trustee (the “Trustee”) for the Subordinated Notes. The Trustee’s contact information is as follows: 116 Mercer Street, Suite 2 R, New York, New York 10012.

  Deutsche Bank Trust Company Americas (“DBTCA” or the “Agent”) acts as initial principal paying agent, transfer agent and registrar for the Subordinated Notes. DBTCA is a wholly owned subsidiary of ours. DBTCA’s contact information is as follows: Global Securities Services, Global Transaction Banking, 60 Wall Street, 24th Floor, Mail Stop: NYC60-2405, New York, New York 10005 .

  Interest Payments on the Subordinated Notes

  Subject to any redemption prior to the Maturity Date, as described below, the Subordinated Notes will bear interest (i) from (and including) the Issue Date to (but excluding) May 24, 2023, which we refer to as the “Reset Date,” at a rate of 4.296% per year and (ii) from (and including) the Reset Date to (but excluding) the Maturity Date at a rate per year which will be 2.2475% above the 5 year Swap Rate (as defined below). Interest is payable semi-annually in arrears on May 24 and November 24 of each year, commencing on November 24, 2013, which we refer to in each case as an “Interest Payment Date.” Interest on the Subordinated Notes is computed on the basis of a 360-day year of twelve 30-day months. The regular record dates for the Subordinated Notes will be the Business Day immediately preceding the relevant Interest Payment Date.

  If any scheduled Interest Payment Date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the scheduled Maturity Date or date of redemption or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date or date of redemption or repayment.

  “5 year Swap Rate” means the 5 year semi-annual mid-swap rate as displayed on Reuters screen “ISDAFIX1” (or any successor page) as at 11:00 a.m. (New York time), which we refer to as the “Reset Screen Page,” on the day falling two Business Days prior to the Reset Date, which we refer to as the “Reset Interest Determination Date.”

  In the event that the 5 year Swap Rate does not appear on the Reset Screen Page on the Reset Interest Determination Date, the 5 year Swap Rate will be the Reset Reference Bank Rate on the Reset Interest Determination Date. “Reset Reference Bank Rate” means the percentage rate determined on the basis of the 5 year Swap Rate Quotations provided by five leading swap dealers in the interbank market (the “Reset Reference Banks”) to the paying agent at approximately 11:00 a.m. (New York time), on the Reset Interest Determination Date. If at least three quotations are provided, the 5 year Swap Rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two quotations are provided, the 5 year Swap Rate will be the arithmetic mean of the quotations provided. If only one quotation is provided, the 5 year Swap Rate will be the quotation provided. If no quotations are provided, the 5 year Swap Rate will be equal to the last available 5 year semi-annual mid-swap rate on the Reset Screen Page.

  Each such “5 year Swap Rate Quotation” means the arithmetic mean of the bid and offered rates for the semi-annual fixed leg (calculated on a basis of a 360-day year of twelve 30-day months) of a fixed-for-floating U.S. dollar interest rate swap which (i) has a term of 5 years commencing on the Reset Date, (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market and (iii) has a floating leg based on the 3-month U.S. dollar LIBOR rate (calculated on basis of the actual number of days elapsed in 360-day year).

  “Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and London.

  Payment of principal of, interest on and other amounts owing under the Subordinated Notes, so long as the Subordinated Notes are represented by global securities, will be made to the account of the Depositary, as holder of the global notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the global notes as shown on the records of the Depositary. We also expect that payments by the Depositary’s participants to owners of beneficial interests in the global notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

  Payment of Additional Amounts

  Every net payment of the principal of, interest on and other amounts owing under the Subordinated Notes will be made without any withholding or deduction for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed, levied or collected by or on behalf of any relevant jurisdiction, as defined below under “—Redemption—Tax Redemption,” or by or on behalf of any political subdivision or authority therein or thereof having the power to tax (which we refer to as “withholding taxes”), unless such deduction or withholding is required by law. In such event, we will, with respect to any of the Subordinated Notes and subject to certain exceptions and limitations set forth below, pay any additional amounts (which we refer to as “Additional Amounts”) to the beneficial owners of any Subordinated Note as may be necessary in order that every net payment of the principal of, interest on and other amounts owing under such Subordinated Note, after the application of any withholding taxes, will not be less than the amount provided for in such Subordinated Note to be then due and payable.

  We will not, however, make any payment of Additional Amounts to any beneficial owner on account of:

    any present or future tax, assessment or other governmental charge that would not have been so imposed but for the existence of any present or former connection between a holder or beneficial owner of the Subordinated Notes and any relevant jurisdiction other than the mere holding or beneficial ownership of the Subordinated Notes;
    any present or future tax, assessment or other governmental charge that would not have been so imposed but for the presentation by or on behalf of the beneficial owner of such Subordinated Note for payment on a date more than 15 days after the date on which payment became due and payable or the date on which payment of such Subordinated Note is duly provided for, whichever occurs later;

    any present or future tax, assessment or other governmental charge to the extent such deduction or withholding can be avoided or reduced if the holder or beneficial owner of the Subordinated Note (or any financial institution through which the holder or beneficial owner holds the Subordinated Notes or through which payment on the Subordinated Note is made) (i) makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority or (ii) enters into or complies with any applicable certification, identification, information, documentation, registration or other reporting requirement or agreement concerning accounts maintained by the holder or beneficial owner (or such financial institution) or concerning ownership of the holder or beneficial owner (or financial institution) or concerning such holder’s or beneficial owner’s (or such financial institution’s) nationality, residence, identity or connection with the jurisdiction imposing such tax;
    any estate, inheritance, gift, sales, transfer, excise, capital gains, financial transaction or personal property tax or any similar tax, assessment or governmental charge;
    any present or future tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of such Subordinated Note;
    any present or future withholding taxes which are deducted or withheld pursuant to (i) European Council Directive 2003/48/EC (as replaced by European Council Directive 2011/48/EC (as amended by European Council Directive 2014/107)) or any other European Union Directive or Regulation implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income, or (ii) any international treaty or understanding entered into for the purpose of facilitating cooperation in the reporting and collection of savings income and to which (x) the United States, or (y) the European Union or Germany is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding;
    any present or future withholding taxes which are deducted or withheld from payments on a Subordinated Note that is presented for payment by or on behalf of a beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant Subordinated Note to another paying agent in a member state of the European Union;
    any combination of the items listed above.

  Nor will we pay Additional Amounts with respect to any payment on a Subordinated Note to a holder who is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent the payment would be required by the laws of a relevant jurisdiction (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the holder of the Subordinated Note.

  Redemption

  Unless previously redeemed or purchased and cancelled, the Subordinated Notes will be redeemed on the Maturity Date at 100% of their principal amount together with any accrued and unpaid interest to (but excluding) the Maturity Date. No subsequent agreement may limit the subordination provisions applicable to the Subordinated Notes, amend their maturity date or redemption date to an earlier date or shorten any applicable notice period.

  If any Subordinated Notes are redeemed or repurchased before the date on which such redemption or repurchase is permitted under the terms thereof (other than a tax redemption or a redemption due to a Capital Disqualification Event) or repurchased by us otherwise than in connection with limited market making and customer transaction facilitation activities permitted by applicable law and with the prior approval of our competent supervisor authority, then any amounts paid must be returned to us irrespective of any agreement to the contrary, unless the Subordinated Notes so redeemed or repurchased have been replaced, with the prior approval of our competent supervisory authority, by own funds instruments of equal or higher quality at terms that are sustainable for our income capacity, or our competent supervisory authority has otherwise approved such redemption or repurchase.

  Optional Redemption

  We may redeem all, but not some, of the Subordinated Notes at our option on the Reset Date, upon the giving of a notice of redemption described below. The redemption price will be equal to 100% of the principal amount of the Subordinated Notes together with accrued interest to the Reset Date. We will only be permitted to redeem the Subordinated Notes with the prior approval of our competent supervisory authority and if, when and to the extent not prohibited by CRR/CRD as then in effect in the Federal Republic of Germany.

  Notice of a redemption on the Reset Date will be given not less than 30 nor more than 60 days prior to the Reset Date, which date and the applicable redemption price will be specified in the notice. Notice to be given is detailed in the section “—Notices” below.

  Tax Redemption

  We may redeem all, but not some, of the Subordinated Notes at our option at any time prior to the Maturity Date, upon the giving of a notice of tax redemption as described below, if we determine that, as a result of:

    any change in or amendment to the laws, or any regulations or rulings promulgated under the laws of a relevant jurisdiction (as defined below), or of any political subdivision or taxing authority thereof or therein affecting taxation; or
    any change in or announcement of an official position regarding the application or interpretation of the laws, regulations or rulings referred to above,

  in each case, which change or amendment becomes effective or, in the case of a change in or announcement of an official position, is announced, we have or there is a substantial probability that we will become obligated to pay Additional Amounts with respect to any of those Subordinated Notes as described above under “—Payment of Additional Amounts.” The redemption price will be equal to 100% of the principal amount of the Subordinated Notes together with accrued but unpaid interest to the date fixed for redemption. Any such redemption will be subject to the prior approval of our competent supervisory authority. In addition, , we will only be permitted to redeem the Subordinated Notes if, when and to the extent not prohibited by CRR/CRD as then in effect in the Federal Republic of Germany.

  If we elect to redeem the Subordinated Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date.

  Prior to the giving of any notice of tax redemption, we will deliver to the Trustee:

    a certificate stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and
    an opinion of independent legal counsel satisfactory to the Trustee to the effect that we are entitled to effect the redemption based on the statement of facts set forth in the certificate;

  provided that no notice of tax redemption may be given earlier than 60 calendar days prior to the earliest date on which we would be obligated to pay the additional amounts if a payment in respect of the Subordinated Notes were then due.

  Notice of tax redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice. Notice to be given is detailed in the section “—Notices” below.

  The term “relevant jurisdiction” as used herein means Germany, the United States or the jurisdiction of residence or incorporation of any successor corporation of ours.

  Redemption due to a Capital Disqualification Event

  We may redeem all, but not some, of the Subordinated Notes at our option at any time prior to the Maturity Date, upon the giving of a notice of redemption described below, if, at any time immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred and is continuing. The redemption price will be equal to 100% of the principal amount of the Subordinated Notes together with accrued but unpaid interest to the date fixed for redemption. Any such redemption will be subject to the prior approval of our competent supervisory authority. In addition, , we will only be permitted to redeem the Subordinated Notes if, when and to the extent not prohibited by CRR/CRD as then in effect in the Federal Republic of Germany.

  “Capital Disqualification Event” shall be deemed to have occurred if, as a result of any amendment or supplement to, or change in, the Capital Regulations which are in effect at the Issue Date, the Subordinated Notes are fully excluded from Tier 2 Capital (as defined in the Capital Regulations) of the us and/or our subsidiaries.

  “Capital Regulations” means, at any time, the regulations, requirements, guidelines and policies relating to capital adequacy adopted by bodies of the European Union or the Federal Republic of Germany or any other competent authority then in effect in the Federal Republic of Germany and applicable to us.

  “CRD” means Directive No 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access of activity of credit institutions and the prudential supervision of credit institutions and investment firms, as amended, recast, supplemented or replaced from time to time.

  “CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms (including any provisions of regulatory law supplementing this Regulation), as amended, recast, supplemented or replaced from time to time.

  “CRR/CRD” means, taken together, (i) the CRR, (ii) the CRD, and (iii) any Capital Regulations relating thereto.

  Notice of a redemption due to a Capital Disqualification Event will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice. Notice to be given is detailed in the section “Notices” below.

  If we elect to redeem the Subordinated Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date.

  Repurchase

  With the prior approval of our competent supervisory authority and to the extent we are permitted to do so under the terms of the Subordinated Notes and applicable law, including CRR/CRD as then in effect in the Federal Republic of Germany, we may from time to time purchase Subordinated Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices. We may, at our discretion or if required under applicable law or regulation, treat any Subordinated Notes that we have so purchased beneficially for our own account (other than in connection with dealing in securities) as cancelled, upon which they will no longer be issued and outstanding. Any such purchases are subject to the prior approval of our competent supervisory authority.

  Ranking and Status

  The Subordinated Notes constitute our direct, unconditional, unsecured and subordinated obligations and will be subordinate to the claims of our unsubordinated creditors (including claims against us under our unsubordinated non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act ( Kreditwesengesetz ) (including our obligations under any such debt instruments that we issued before July 21, 2018 and that are subject to Section 46f(9) sentence 2 of the German Banking Act) or any successor provision thereof). They will rank at least on parity with the claims of the holders of all our other subordinated indebtedness, except that they will rank in priority to the claims of the holders of any of our subordinated indebtedness that by its express terms or by operation of law is stated to rank junior to the Subordinated Notes. Any right to set off any claims for interest, repayment and any other claims under the Subordinated Notes, which we refer to as “Payment Claims,” against claims of ours will be excluded (see “—Waiver of Right to Set-Off”). No collateral or guarantee will be given to secure Payment Claims. The Payment Claims will be subordinated in the event of our insolvency or liquidation to the claims of all other creditors which are not also subordinated (including claims against us under our unsubordinated non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act ( Kreditwesengesetz ) (including our obligations under any such debt instruments that we issued before July 21, 2018 and that are subject to Section 46f(9) sentence 2 of the German Banking Act) or any successor provision thereof) and will, in any such event, only be satisfied after all such claims against us which are not subordinated have been satisfied.

  Prior to our insolvency or liquidation, the Payment Claims will be subject to the relevant resolution laws and regulations as applicable to us from time to time, pursuant to which the Payment Claims may be subject to the powers exercised by our competent resolution authority to (i) write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of the Subordinated Notes; (ii) convert the Subordinated Notes into ordinary shares of (A) ours, (B) any entity of our group or (C) any bridge bank, or other instruments qualifying as common equity tier 1 capital (and the issue to or conferral on the holders (including the beneficial owners) of the Subordinated Notes of such ordinary shares or instruments); and/or (iii) apply any other resolution measure, including, but not limited to, (A) any transfer of the Subordinated Notes to another entity, (B) the amendment, modification or variation of the terms and conditions of the Subordinated Notes or (C) the cancellation of the Subordinated Notes, and no holder of the Subordinated Notes will have any claim against us in connection with or arising out of the application of any such resolution power.

  Further Issuances

  We may, from time to time, without the consent of the holders of the Subordinated Notes, issue additional notes under the Subordinated Indenture having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes except for the price to the public and issue date. Any such additional notes, together with the Subordinated Notes, may constitute a single series of securities under the Subordinated Indenture, provided that if such additional notes have the same CUSIP, ISIN or other identifying number as the outstanding Subordinated Notes, such additional notes must either (i) be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) be otherwise issued in a qualified reopening for U.S. federal income tax purposes. There is no limitation on the amount of notes or other debt securities that we may issue under the Subordinated Indenture.

  Event of Default

  An “Event of Default” with respect to the Subordinated Notes means the opening of insolvency proceedings against us by a German court having jurisdiction over us.

  There are no other events of default under the Subordinated Notes. In particular, neither non-viability (as defined under the laws governing the supervision of financial institutions, as applicable in the Federal Republic of Germany) nor a Regulatory Bail-in in connection therewith will constitute an Event of Default with respect to the Subordinated Notes.

  If an Event of Default occurs or is continuing, the Trustee or the holder or holders of not less than 33 1/3% in aggregate principal amount of all outstanding subordinated debt securities issued under the Base Indenture, voting as one class, by notice in writing to us, may declare the principal amount of the Subordinated Notes and interest accrued thereon to be due and payable immediately in accordance with the terms of the Subordinated Indenture.

  If we fail to make payments of principal of, interest on, or other amounts owing under the Subordinated Notes when due for reasons other than (i) pursuant to the subordination provisions of the Subordinated Notes or (ii) due to a Regulatory Bail-in, we will be in default on our obligations under the Subordinated Indenture. In such case, the Trustee and the holders of the Subordinated Notes could take action against us, but they may not accelerate the maturity of the Subordinated Notes. If we fail to make any payments of principal of, interest on or other amounts owing under the Subordinated Notes when due (i) pursuant to the subordination provisions of the Subordinated Notes or (ii) due to a Regulatory Bail-in, the Trustee and the holders of the Subordinated Notes will not be permitted to take such action. Moreover, in the event of a Regulatory Bail-in, you may permanently lose the right to the affected amounts. Furthermore, if we become subject to German insolvency proceedings, the Trustee and holders of the Subordinated Notes will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

  Upon the occurrence of any Event of Default or any default in the payment of principal of, interest on, or other amounts owing under the Subordinated Notes, we shall give prompt written notice to the Trustee. In accordance with the Subordinated Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Subordinated Notes whether in connection with any breach by us of our obligations under the Subordinated Notes, the Subordinated Indenture or otherwise, by such judicial proceedings as the Trustee shall deem most effective, provided that we shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to principal or interest on the Subordinated Notes prior to any date on which the principal of, or any interest on, the Subordinated Notes would have otherwise been payable.

  Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the holders of the Subordinated Notes whether for the recovery of amounts owing in respect of such Subordinated Notes or under the Subordinated Indenture or in respect of any breach by us of our obligations under the Subordinated Indenture or in respect of the Subordinated Notes, except that the Trustee and the holders shall have such rights and powers as they are required to have under the Trust Indenture Act, and provided that any payments are subject to the subordination provisions set forth in the Subordinated Indenture.

  A “Regulatory Bail-in” means a subjection of the claims for payment of principal, interest or other amounts under the Subordinated Notes to a permanent reduction, including to zero, or a conversion of the Subordinated Notes, in whole or in part, into equity of ours, such as ordinary shares, in each case pursuant to German law.

  Trustee and Paying Agent Indemnification Provisions

  We have agreed to pay to the Trustee and Agent from time to time, and the Trustee and Agent shall be entitled to, the compensation agreed in writing between the us and the Trustee or Agent (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and we covenanted and agreed to pay or reimburse the Trustee, Agent and each predecessor Trustee and Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of the Indenture by pursuant to which the Subordinated Notes were issued (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. We must also indemnify the Trustee, Agent and each predecessor Trustee and Agent and all of their respective officers, directors and employees, for and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Subordinated Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. Our obligations to compensate and indemnify the Trustee, Agent and each predecessor Trustee and Agent and to pay or reimburse the Trustee, Agent and each predecessor Trustee and Agent for expenses, disbursements and advances shall constitute additional indebtedness hereunder and will survive the satisfaction and discharge of this Subordinated Indenture.

  Notices

  Notices to be given to holders of Subordinated Notes represented by a global note will be given only to the Depositary, as the registered holder, in accordance with its applicable policies as in effect from time to time. We expect that any such notices will be passed on by the Depositary to the beneficial owners of interests in the Subordinated Notes in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants, including Clearstream, Luxembourg and the Euroclear operator. Notices to be given in respect of Subordinated Notes held in street name will be given only to the bank, broker or other financial institution in whose name the Subordinated Notes are registered, and not the owner of any beneficial interests. Notices to be given to holders of certificated (i.e., definitive) Subordinated Notes will be sent by mail to the respective addresses of the holders as they appear in the note register, and will be deemed given when mailed.

  Modification of the Terms of the Subordinated Notes or Rights of Holders

  Modifications without Consent of the Holders

  We and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

  a) to evidence the succession of another corporation to us, or successive successions, and the assumption by the successor corporation of the covenants, agreements and our obligations pursuant to Article 9 of the Base Indenture;

  b) to add to our covenants such further covenants, restrictions, conditions or provisions as we and the Trustee shall consider to be for the protection of the Holders of Subordinated Notes or Coupons;

  c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as we may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Subordinated Notes or Coupons;

  d) to establish the forms or terms of Subordinated Notes of any series or of the Coupons appertaining to such Subordinated Notes as permitted by Sections 2.01 and 2.03 of the Base Indenture; and

  e) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Subordinated Notes of one or more series and to add to or change any of the provisions of the Base Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11 of the Base Indenture.

  The Trustee is hereby authorized to join with us in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under the Base Indenture or otherwise.

  Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Subordinated Notes at the time outstanding, notwithstanding any of the provisions of Section 8.02 of the Base Indenture.

  Modifications with Consent of the Holders

  With the consent (evidenced as provided in Article 7 of the Base Indenture) of the Holders of not less than a majority in aggregate principal amount of the Subordinated Notes at the time Outstanding of all series affected by such supplemental indenture (voting as one class), we, when authorized by a resolution of our Board (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Subordinated Notes of each such series or of the Coupons appertaining to such Subordinated Note; provided, that no such supplemental indenture shall (a) (i) change the final maturity of any Subordinated Note, (ii) reduce the principal amount thereof, (iii) reduce the rate or change the time of payment of interest thereon, (iv) reduce any amount payable on redemption thereof, (v) make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable in any coin or currency other than that provided in the Subordinated Notes and Coupons or in accordance with the terms thereof, (vi) modify or amend any provisions for converting any currency into any other currency as provided in the Subordinated Notes or Coupons or in accordance with the terms thereof, (vii) reduce the amount of the principal of an Original Issue Discount Security that would be provable in bankruptcy pursuant to Section 5.02, (viii) modify or amend any provisions relating to the conversion or exchange of the Subordinated Notes or Coupons for securities of ours or of other entities or other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which the Subordinated Notes shall be converted or exchanged, other than as provided in the antidilution provisions or other similar adjustment provisions of the Subordinated Notes or Coupons or otherwise in accordance with the terms thereof, (ix) alter the provisions of Section 11.11 or 11.13 of the Base Indenture or impair or affect the right of any Subordinated Note Holder to institute suit for the payment thereof or, if the Subordinated Notes provide therefor, any right of repayment at the option of the Subordinated Note Holder, (x) modify the provisions of the Base Indenture with respect to the subordination of the Subordinated Notes in a manner adverse to the Holders, in each case without the consent of the Holder of each Subordinated Note so affected; or (b) reduce the aforesaid percentage of Subordinated Notes of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of each Subordinated Note Holder so affected.

  Upon our request, and upon the filing with the Trustee of evidence of the consent of the Holders of the Subordinated Notes as aforesaid and other documents, if any, required by Section 7.01 of the Base Indenture, the Trustee shall join with us in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under the Base Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

  It shall not be necessary for the consent of the Holders of the Subordinated Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

  Notwithstanding the foregoing, any amendment made solely to conform the provisions of the Supplemental Subordinated Indenture to the description of the Subordinated Notes contained in our prospectus supplement dated May 21, 2013 will not be deemed to adversely affect the interests of the Holders of the Subordinated Notes.

  Form, Transfer, Beneficial Ownership and Denomination of the Subordinated Notes

  We issued the Subordinated Notes in fully registered, global (i.e., book-entry) form. Book-entry interests in the Subordinated Notes were issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. The Subordinated Notes are represented by global securities in the name of Cede & Co., the nominee of the Depositary Trust Company (the “Depositary”). Beneficial interests in the Subordinated Notes are held through the Depositary and its participants.

  Purchases of the Subordinated Notes under the Depositary’s system must be made by or through its direct participants, which will receive a credit for the Subordinated Notes on the Depositary’s records. The ownership interest of each actual purchaser of each Subordinated Note (the “beneficial owner”) is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Subordinated Notes are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Subordinated Notes, except in the event that use of the book-entry system for the Subordinated Notes is discontinued.

  To facilitate subsequent transfers, all Subordinated Notes deposited with the Depositary are registered in the name of Cede & Co, or such other name as may be requested by the Depositary. The deposit of Subordinated Notes with the Depositary and their registration in the name of Cede & Co. or such other nominee of the Depositary do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the Subordinated Notes; the Depositary’s records reflect only the identity of the direct participants to whose accounts the Subordinated Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Waiver of Right to Set-Off

  By accepting a Subordinated Note, each holder is deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Subordinated Note or the Subordinated Indenture (or between our obligations under or in respect of any Subordinated Note and any liability owed by a holder) that they might otherwise have against us, whether before or during our winding up or administration, and the claims of a holder of a Subordinated Note may not be set off against any of our claims.

  Replacement of Subordinated Notes

  At the expense of the holder, we may, in our discretion, replace any Subordinated Notes that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated Subordinated Notes must be delivered to the trustee, the paying agent and the registrar or satisfactory evidence of the destruction, loss or theft of the Subordinated Notes must be delivered to us, the paying agent, the registrar and the trustee. At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent, the registrar, in the case of registered Subordinated Notes, and the Trustee may be required before a replacement Subordinated Note will be issued.

  D. 4.50% Fixed Rate Subordinated Tier 2 Notes Due 2025

  Terms defined within this subsection entitled “ 4.50% Fixed Rate Subordinated Tier 2 Notes Due 2025 ” are defined only with respect to this subsection. Certain terms, unless otherwise defined herein, have the meaning given to them in the relevant indenture and/or supplemental indenture (as applicable).

  General

  On April 1, 2015 (the “Issue Date”), we issued $1,500,000,000 aggregate principal amount of 4.50% fixed rate subordinated Tier 2 notes (the “Subordinated Notes”) due April 1, 2025 (the “Maturity Date”).

  The Subordinated Notes were issued pursuant to a prospectus supplement dated March 27, 2015 and a prospectus dated September 28, 2012. The Subordinated Notes constitute a separate series of subordinated debt securities issued under a subordinated indenture (the “Subordinated Indenture”) comprising a base subordinated indenture (the “Base Indenture”) entered into on May 21, 2013, as supplemented by a second supplemental subordinated indenture (the “Supplemental Subordinated Indenture”) entered into on April 1, 2015, among us, Wilmington Trust, National Association, as trustee and Deutsche Bank Trust Company Americas, as initial principal paying agent, transfer agent and registrar and authenticating agent.

  The Subordinated Notes and the Subordinated Indenture are governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions of each of the Subordinated Notes and the Subordinated Indenture, which are governed by and construed in accordance with German law.

  Our Subordinated Notes are admitted to trade on the New York Stock Exchange under the trading symbol “DB 25”.

  Trustee and Paying Agent Information

  Wilmington Trust, National Association (the “Trustee”), acts as the trustee for the Subordinated Notes. The Trustee’s contact information is as follows: 116 Mercer Street, Suite 2 R, New York, New York 10012.

  Deutsche Bank Trust Company Americas (“DBTCA” or the “Agent”) acts as initial principal paying agent, transfer agent and registrar for the Subordinated Notes. DBTCA is a wholly owned subsidiary of ours. DBTCA’s contact information is as follows: Deutsche Bank Trust Company Americas, Global Securities Services, Global Transaction Banking, 60 Wall Street, 24th Floor, Mail Stop: NYC60-2405, New York, New York 10005 .

  Interest Payments on the Subordinated Notes

  Subject to the imposition of any Resolution Measure (as defined below) or any redemption prior to the Maturity Date in the limited circumstances described in this section, the Subordinated Notes will bear interest from (and including) the Issue Date to (but excluding) the Maturity Date at a rate of 4.50% per year. Interest will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2015 (an “Interest Payment Date”). Interest on the Subordinated Notes will be computed on the basis of a 360-day year of twelve 30-day months. The regular record dates for the Subordinated Notes will be the Business Day immediately preceding the relevant Interest Payment Date.

  If any scheduled Interest Payment Date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the scheduled Maturity Date or date of redemption or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date or date of redemption or repayment.

  “Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and London.

  Payment of principal of, interest on and other amounts owing under the Subordinated Notes, so long as the Subordinated Notes are represented by global securities, will be made to the account of the Depositary, as holder of the global notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the global notes as shown on the records of the Depositary. We also expect that payments by the Depositary’s participants to owners of beneficial interests in the global notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

  Resolution Measures

  References to “you” in this subsection “—Resolution Measures” means the holders of the Subordinated Notes (including the beneficial owners). “Beneficial owner” means (i) if any Subordinated Notes are in global form, the beneficial owners of such Subordinated Notes (and any interest therein) and (ii) if any securities are in definitive form, the holders in whose name such Subordinated Notes are registered in the security register, and any beneficial owners holding an interest in such Subordinated Notes in definitive form.

  By acquiring any Subordinated Notes, holders are bound by and are deemed to have consented to the imposition of any Resolution Measure (as defined below) by our competent resolution authority.

  Under the relevant resolution laws and regulations as applicable to us from time to time, the Subordinated Notes may be subject to the powers exercised by our competent resolution authority to:

    write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of the Subordinated Notes;
    convert the Subordinated Notes into ordinary shares of (A) ours, (B) any entity of our group or (C) any bridge bank, or other instruments qualifying as common equity tier 1 capital (and the issue to or conferral on the holders (including the beneficial owners) of the Subordinated Notes of such ordinary shares or instruments); and/or apply any other resolution measure, including, but not limited to, (i) any transfer of the Subordinated Notes to another entity, (ii) the amendment, modification or variation of the terms and conditions of the Subordinated Notes or (iii) the cancellation of the Subordinated Notes.

  We refer to each of these measures as a “Resolution Measure.” Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the Bank Recovery and Resolution Directive as implemented by the Resolution Act. For the avoidance of doubt, any non-payment by us arising out of any such Resolution Measure will not constitute a failure by us under the terms of the Subordinated Notes or the Subordinated Indenture to make a payment of principal of, interest on, or other amounts owing under the Subordinated Notes.

  The term “competent resolution authority” means any authority with the ability to exercise a Resolution Measure.

  The terms and conditions of the Subordinated Notes will continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the Subordinated Notes, subject to any modification of any amount of interest payable to reflect the reduction of the principal amount, and any further modification of the terms that our competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the Federal Republic of Germany.

  No repayment of any then-current principal amount of the Subordinated Notes or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) shall become due and payable after the imposition of any Resolution Measure by our competent resolution authority, unless such repayment or payment would be permitted to be made by us under the laws and regulations of the Federal Republic of Germany then applicable to us.

  Upon the imposition of a Resolution Measure by our competent resolution authority with respect to the Subordinated Notes, we will provide a written notice directly to the holders in accordance with the Subordinated Indenture as soon as practicable regarding such imposition of a Resolution Measure by a competent resolution authority for purposes of notifying holders of such occurrence. We will also deliver a copy of such notice to the Trustee and the agents for information purposes, and the Trustee and the agents will be entitled to rely, and will not be liable for relying, on our competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by us to give notice will not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the Subordinated Notes.

  If we have elected to redeem any Subordinated Notes but our competent resolution authority has imposed a Resolution Measure with respect to the Subordinated Notes prior to the payment of the redemption amount for the Subordinated Notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

  Upon the imposition of any Resolution Measure by our competent resolution authority, the Trustee will not be required to take any further directions from holders of the Subordinated Notes under Section 5.09 of the Base Indenture, which section authorizes holders of a majority in aggregate principal amount of the Subordinated Notes at the time outstanding to direct certain actions relating to the Subordinated Notes, and if any such direction was previously given under Section 5.09 of the Base Indenture to the Trustee by the holders, it will automatically cease to be effective, be null and void and have no further effect.

  The Subordinated Indenture shall impose no duties, obligations or liabilities upon the Trustee or the agents whatsoever with respect to the imposition of any Resolution Measure by our competent resolution authority, and the Trustee and the agents will be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by our competent resolution authority, the Subordinated Notes remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the Subordinated Notes), then the Trustee’s and the agents’ duties under the Subordinated Indenture will remain applicable with respect to the Subordinated Notes following such completion to the extent that we, the Trustee and agents agree pursuant to a supplemental indenture, unless we, the Trustee and the agents agree that a supplemental indenture is not necessary.

  If our competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of the Subordinated Notes, unless the Trustee or the agents are otherwise instructed by us or our competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the Subordinated Notes pursuant to the Resolution Measure will be made on a substantially pro rata basis among the Subordinated Notes.

  Deemed Agreement to Resolution Measures

  By your acquisition of the Subordinated Notes, you are deemed irrevocably to have agreed, and you will agree:

    to be bound by any Resolution Measure;
    that you will have no claim or other right against us arising out of any Resolution Measure; and
    that the imposition of any Resolution Measure will not constitute a default or an event of default (i) under the Subordinated Notes, (ii) under the Subordinated Indenture or (iii) for the purpose of the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act).

  By your acquisition of the Subordinated Notes, you have waived, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee and the agents for, have agreed not to initiate a suit against the Trustee or the agents in respect of, and have agreed that the Trustee and agents will not be liable for, any action that the Trustee or any of the agents takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the Subordinated Notes.

  By your acquisition of the Subordinated Notes, you are deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by our competent resolution authority of its decision to exercise such power with respect to the Subordinated Notes and (ii) authorized, directed and requested the Depositary and any direct participant in the Depositary or other intermediary through which you hold such Subordinated Notes to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the Subordinated Notes as it may be imposed, without any further action or direction on your part or on the part of the Trustee or the agents.

  Payment of Additional Amounts

  All amounts payable in respect of the Subordinated Notes will be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed or levied by way of deduction or withholding by or on behalf of the Federal Republic of Germany or any political subdivision or any authority thereof or therein having power to tax (“Withholding Taxes”), unless such deduction or withholding is required by law.

  In such event, we will, to the fullest extent permitted by law, pay such additional amounts of principal and interest (which we refer to as “Additional Amounts”) as will be necessary in order that the net amounts received by the holders, after such withholding or deduction, will equal the respective amounts which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes, duties or governmental charges which:

    are payable by any person acting as custodian bank or collecting agent on your behalf, or otherwise in any manner which does not constitute a deduction or withholding by us from payments of principal or interest made by us; or
    are payable by reason of your having, or having had, some personal or business connection with the Federal Republic of Germany and not merely by reason of the fact that payments in respect of the Subordinated Notes are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the Federal Republic of Germany; or
    are deducted or withheld pursuant to (i) any European Union Directive or Regulation concerning the taxation of interest income, or (ii) any international treaty or understanding relating to such taxation and to which the Federal Republic of Germany or the European Union is a party; or
    any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding; or
    are presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that you would have been entitled to additional amounts on presenting the same for payment on the last day of the period of 30 days assuming that day to have been a Business Day; or

    are withheld or deducted in relation to a Subordinated Note that is presented for payment by or on your behalf if you would have been able to avoid such withholding or deduction by presenting the relevant Subordinated Note to another paying agent in a member state of the European Union; or
    are deducted or withheld by a paying agent from a payment if the payment could have been made by another paying agent without such deduction or withholding; or
    would not be payable if the Subordinated Notes had been kept in safe custody with, and the payments had been collected by, a banking institution; or
    are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and notice thereof is given in accordance with the Notices section below, whichever occurs later.

  “Relevant Date” means the date on which the payment first becomes due but, if the full amount payable has not been received by the paying agent on or before the due date, it means the date on which, the full amount having been so received.

  Moreover, all amounts payable in respect of the Subordinated Notes will be made subject to compliance with Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (the “Code”, commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) and any applicable agreement described in Section 1471(b) of the Code. We will have no obligation to pay additional amounts or otherwise indemnify you in connection with any such compliance with the Code.

  Redemption

  Unless previously redeemed or purchased and cancelled, the Subordinated Notes will be redeemed on the Maturity Date at 100% of their principal amount together with any accrued and unpaid interest to (but excluding) the Maturity Date.

  Tax Redemption

  Subject to the prior consent of our competent supervisory authority, we may redeem all, but not some, of the Subordinated Notes, at any time at our option, at 100% of their principal amount together with any accrued and unpaid interest to (but excluding) the date set for redemption if, as a result of any change in, or amendment to, the laws or regulations prevailing in the Federal Republic of Germany or the United States, which becomes effective on or after the Issue Date, or as a result of any application or official interpretation of such laws or regulations not generally known before the Issue Date, Withholding Taxes are or there is a substantial probability that they will be leviable on payments of principal or interest in respect of the Subordinated Notes, and such Withholding Taxes would be payable by us as a result of our obligation to pay Additional Amounts, as described above. We may exercise such redemption right on giving not less than 30 days’ notice to the holders of the Subordinated Notes. No such notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obligated to withhold or pay Withholding Taxes, were a payment in respect of the Subordinated Notes then made.

  Redemption for Regulatory Reasons

  Subject to the prior consent of our competent supervisory authority, we may redeem all, but not some, of the Subordinated Notes, at any time at our option, at 100% of their principal amount together with any accrued and unpaid interest to (but excluding) the date set for redemption if we determine, in our own discretion, that (i) we may not treat the Subordinated Notes in their full aggregate principal amount as Tier 2 capital for the purposes of our own funds in accordance with applicable law, other than for reasons of an amortization in accordance with Article 64 of the Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (CRR), or (ii) we are subject to any other form of a less advantageous regulatory own funds treatment with respect to the Subordinated Notes than was the case as of the Issue Date. Notice of such redemption will be given to the holders of the Subordinated Notes upon not less than 30 and not more than 60 days prior to the date of redemption. Any such notice will be given in accordance with the section “—Notices” below, only after our having received the consent of our competent supervisory authority. Subject to the provisions described in the section “—Resolutions Measure”, notice will be irrevocable and shall state the date set for redemption and the reason for redemption.

  Repurchase

  Any redemption or repurchase of the Subordinated Notes prior to their scheduled maturity will require the prior consent of our competent supervisory authority. If the Subordinated Notes are redeemed or repurchased by us otherwise than in the circumstances described in “—Redemption”, then the amounts redeemed or paid must be returned to us irrespective of any agreement to the contrary unless our competent supervisory authority has given its consent to such early redemption or repurchase.

  Subject to the limits described above and only if, when and to the extent that any such purchase is not prohibited by applicable capital regulations, we may at any time purchase Subordinated Notes in the open market or otherwise and at any price. Subordinated Notes purchased by us may, at our option, be held, resold or surrendered to the agents for cancellation.

  Ranking and Status

  The Subordinated Notes constitute our direct, unconditional, unsecured and subordinated obligations and will be subordinate to the claims of our unsubordinated creditors (including claims against us under our unsubordinated non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act ( Kreditwesengesetz ) (including our obligations under any such debt instruments that we issued before July 21, 2018 and that are subject to Section 46f(9) sentence 2 of the German Banking Act) or any successor provision thereof). They will rank at least on parity with the claims of the holders of all our other subordinated indebtedness, except as otherwise provided by applicable law or the terms of any such other indebtedness, and in particular, they will rank in priority to the claims of the holders of any of our subordinated indebtedness that by its express terms or by operation of law is stated to rank junior to the Subordinated Notes. Any right to set off any claims for interest, repayment and any other claims under the Subordinated Notes, which we refer to as “Payment Claims,” against claims of ours will be excluded. No collateral or guarantee will be given to secure Payment Claims. The Payment Claims will be subordinated in the event of our insolvency or liquidation to the claims of all other creditors which are not also subordinated (including claims against us under our unsubordinated non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act ( Kreditwesengesetz ) (including our obligations under any such debt instruments that we issued before July 21, 2018 and that are subject to Section 46f(9) sentence 2 of the German Banking Act) or any successor provision thereof) and will, in any such event, only be satisfied after all such claims against us which are not subordinated have been satisfied in full. No subsequent agreement may limit the subordination pursuant to the provisions set out in this paragraph or shorten the term of the Subordinated Notes or any applicable notice period.

  Further Issuances

  We may, from time to time, without the consent of the holders of the Subordinated Notes, issue additional notes under the Subordinated Indenture having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes except for the price to the public and issue date. Any such additional notes, together with the Subordinated Notes, may constitute a single series of securities under the Subordinated Indenture, provided that if such additional notes have the same CUSIP, ISIN or other identifying number as the outstanding Subordinated Notes, such additional notes must either (i) be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) be otherwise issued in a qualified reopening for U.S. federal income tax purposes. There is no limitation on the amount of notes or other debt securities that we may issue under the Subordinated Indenture.

  Event of Default

  An “Event of Default” with respect to the Subordinated Notes means the opening of insolvency proceedings against us by a German court having jurisdiction over us.

  There are no other events of default under the Subordinated Notes. In particular, neither non-viability (as defined under the laws governing the supervision of financial institutions, as applicable in the Federal Republic of Germany) nor the imposition of a Resolution Measure will constitute an Event of Default with respect to the Subordinated Indenture or the Subordinated Notes.

  If an Event of Default occurs or is continuing, the Trustee or the holder or holders of not less than 33 1/3% in aggregate principal amount of all outstanding subordinated debt securities issued under the Base Indenture, voting as one class, by notice in writing to us, may declare the principal amount of the Subordinated Notes and interest accrued thereon to be due and payable immediately in accordance with the terms of the Subordinated Indenture.

  If we do not make payments of principal of, interest on, or other amounts owing under the Subordinated Notes when due for reasons other than (i) pursuant to the subordination provisions of the Subordinated Notes or (ii) due to a Resolution Measure, we will be in default on our obligations under the Subordinated Indenture. In such case, the Trustee and the holders of the Subordinated Notes may take action against us, but they may not accelerate the maturity of the Subordinated Notes. If we fail to make any payments of principal of, interest on or other amounts owing under the Subordinated Notes when due (i) pursuant to the subordination provisions of the Subordinated Notes or (ii) due to a Resolution Measure, the Trustee and the holders of the Subordinated Notes will not be permitted to take such action. Moreover, in the event of a Resolution Measure, you may permanently lose the right to the affected amounts, and you (including Beneficial Holders) will, by acquiring any Notes, be bound, and will be deemed to have consented. Furthermore, if we become subject to German insolvency proceedings, the Trustee and holders of the Subordinated Notes will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

  Upon the occurrence of any Event of Default or any default in the payment of principal of, interest on, or other amounts owing under the Subordinated Notes, we will give prompt written notice to the Trustee. In accordance with the Subordinated Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Subordinated Notes whether in connection with any breach by us of our obligations under the Subordinated Notes, the Subordinated Indenture or otherwise, by such judicial proceedings as the Trustee will deem most effective, provided that we will not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to principal or interest on the Subordinated Notes prior to any date on which the principal of, or any interest on, the Subordinated Notes would have otherwise been payable.

  Other than the limited remedies specified above, no remedy against us will be available to the Trustee or the holders of the Subordinated Notes whether for the recovery of amounts owing in respect of such Subordinated Notes or under the Subordinated Indenture or in respect of any breach by us of our obligations under the Subordinated Indenture or in respect of the Subordinated Notes, except that the Trustee and the holders will have such rights and powers as they are required to have under the Trust Indenture Act, and provided that any payments are subject to the subordination provisions of the Subordinated Notes and the Subordinated Indenture, and any Resolution Measure.

  Trustee and Paying Agent Indemnification Provisions

  We have agreed to pay to the Trustee and Agent from time to time, and the Trustee and Agent shall be entitled to, the compensation agreed in writing between the us and the Trustee or Agent (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and we covenanted and agreed to pay or reimburse the Trustee, Agent and each predecessor Trustee and Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of the Subordinated Indenture by pursuant to which the Subordinated Notes were issued (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. We must also indemnify the Trustee, Agent and each predecessor Trustee and Agent and all of their respective officers, directors and employees, for and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Subordinated Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. Our obligations to compensate and indemnify the Trustee, Agent and each predecessor Trustee and Agent and to pay or reimburse the Trustee, Agent and each predecessor Trustee and Agent for expenses, disbursements and advances shall constitute additional indebtedness hereunder and will survive the satisfaction and discharge of this Subordinated Indenture.

  Notices

  Notices to be given to holders of Subordinated Notes represented by a global note will be given only to the Depositary, as the registered holder, in accordance with its applicable policies as in effect from time to time. We expect that any such notices will be passed on by the Depositary to the beneficial owners of interests in the Subordinated Notes in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants, including Clearstream, Luxembourg and the Euroclear operator. Notices to be given in respect of Subordinated Notes held in street name will be given only to the bank, broker or other financial institution in whose name the Subordinated Notes are registered, and not the owner of any beneficial interests. Notices to be given to holders of certificated (i.e., definitive) Subordinated Notes will be sent by mail to the respective addresses of the holders as they appear in the note register, and will be deemed given when mailed.

  Modification of the Terms of the Subordinated Notes or Rights of Holders

  Modifications without Consent of the Holders

  We and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

  a) to evidence the succession of another corporation to us, or successive successions, and the assumption by the successor corporation of the covenants, agreements and our obligations pursuant to Article 9 of the Base Indenture;

  b) to add to our covenants such further covenants, restrictions, conditions or provisions as we and the Trustee shall consider to be for the protection of the Holders of subordinated Notes or Coupons;

  c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as we may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Subordinated Notes or Coupons;

  d) to establish the forms or terms of Subordinated Notes of any series or of the Coupons appertaining to such Subordinated Notes as permitted by Sections 2.01 and 2.03 of the Base Indenture; and

  e) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Subordinated Notes of one or more series and to add to or change any of the provisions of the Base Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11 of the Base Indenture.

  The Trustee is hereby authorized to join with us in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under the Base Indenture or otherwise.

  Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Subordinated Notes at the time outstanding, notwithstanding any of the provisions of Section 8.02 of the Base Indenture.

  Modifications with Consent of the Holders

  With the consent (evidenced as provided in Article 7 of the Base Indenture) of the Holders of not less than a majority in aggregate principal amount of the Subordinated Notes at the time Outstanding of all series affected by such supplemental indenture (voting as one class), we, when authorized by a resolution of our Board (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Subordinated Notes of each such series or of the Coupons appertaining to such Subordinated Note; provided, that no such supplemental indenture shall (a) (i) change the final maturity of any Subordinated Note, (ii) reduce the principal amount thereof, (iii) reduce the rate or change the time of payment of interest thereon, (iv) reduce any amount payable on redemption thereof, (v) make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable in any coin or currency other than that provided in the Subordinated Notes and Coupons or in accordance with the terms thereof, (vi) modify or amend any provisions for converting any currency into any other currency as provided in the Subordinated Notes or Coupons or in accordance with the terms thereof, (vii) reduce the amount of the principal of an Original Issue Discount Security that would be provable in bankruptcy pursuant to Section 5.02, (viii) modify or amend any provisions relating to the conversion or exchange of the Subordinated Notes or Coupons for securities of ours or of other entities or other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which the Subordinated Notes shall be converted or exchanged, other than as provided in the antidilution provisions or other similar adjustment provisions of the Subordinated Notes or Coupons or otherwise in accordance with the terms thereof, (ix) alter the provisions of Section 11.11 or 11.13 of the Base Indenture or impair or affect the right of any Subordinated Note Holder to institute suit for the payment thereof or, if the Subordinated Notes provide therefor, any right of repayment at the option of the Subordinated Note Holder, (x) modify the provisions of the Base Indenture with respect to the subordination of the Subordinated Notes in a manner adverse to the Holders, in each case without the consent of the Holder of each Subordinated Note so affected; or (b) reduce the aforesaid percentage of Subordinated Notes of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of each Subordinated Note Holder so affected.

  Upon our request, and upon the filing with the Trustee of evidence of the consent of the Holders of the Subordinated Notes as aforesaid and other documents, if any, required by Section 7.01 of the Base Indenture, the Trustee shall join with us in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under the Base Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

  It shall not be necessary for the consent of the Holders of the Subordinated Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

  Notwithstanding the foregoing, any amendment made solely to conform the provisions of the Supplemental Subordinated Indenture to the description of the Subordinated Notes contained our prospectus supplement dated March 27, 2015 will not be deemed to adversely affect the interests of the Holders of the Subordinated Notes.

  Form, Transfer, Beneficial Ownership and Denomination of the Subordinated Notes

  We issued the Subordinated Notes in fully registered, global (i.e., book-entry) form. Book-entry interests in the Subordinated Notes were issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. The Subordinated Notes are represented by global securities in the name of Cede & Co., the nominee of the Depositary Trust Company (the “Depositary”). Beneficial interests in the Subordinated Notes are held through the Depositary and its participants.

  Purchases of the Subordinated Notes under the Depositary’s system must be made by or through its direct participants, which will receive a credit for the Subordinated Notes on the Depositary’s records. The ownership interest of each actual purchaser of each Subordinated Note (the “beneficial owner”) is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Subordinated Notes are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Subordinated Notes, except in the event that use of the book-entry system for the Subordinated Notes is discontinued.

  To facilitate subsequent transfers, all Subordinated Notes deposited with the Depositary are registered in the name of Cede & Co, or such other name as may be requested by the Depositary. The deposit of Subordinated Notes with the Depositary and their registration in the name of Cede & Co. or such other nominee of the Depositary do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the Subordinated Notes; the Depositary’s records reflect only the identity of the direct participants to whose accounts the Subordinated Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Waiver of Right to Set-Off

  By accepting a Subordinated Note, each holder is deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Subordinated Note or the Subordinated Indenture (or between our obligations under or in respect of any Subordinated Note and any liability owed by a holder) that they might otherwise have against us, whether before or during our winding up or administration, and no holder may set off its claims arising under the Subordinated Notes against any of our claims.

  Replacement of Subordinated Notes

  At the expense of the holder, we may, in our discretion, replace any Subordinated Notes that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated Subordinated Notes must be delivered to the trustee, the paying agent and the registrar or satisfactory evidence of the destruction, loss or theft of the Subordinated Notes must be delivered to us, the paying agent, the registrar and the trustee. At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent, the registrar, in the case of registered Subordinated Notes, and the Trustee may be required before a replacement Subordinated Note will be issued.

  Series A Global Notes – DB Crude Oil Double Short Exchange Traded Notes

  Terms defined within this subsection entitled “S eries A Global Notes – DB Crude Oil Double Short Exchange Traded Notes ” are defined only with respect to this subsection. Certain terms, unless otherwise defined herein, have the meaning given to them in the relevant indenture and/or supplemental indenture (as applicable).

  General

  Deutsche Bank AG, London Branch (“Deutsche Bank,” “we,” “us,” and “our”) offered $500,000,000 DB Crude Oil Double Short Exchange Traded Notes due June 1, 2038 (the “Debt Securities”) pursuant to a pricing supplement dated June 16, 2008, a prospectus supplement dated November 13, 2006, and a prospectus dated October 10, 2006. The Debt Securities were also issued pursuant to a senior indenture (the “Base Indenture”), dated as of November 22, 2006, as supplemented by a third supplemental indenture dated January 1, 2016 (the “Third Supplemental Senior Indenture”), and a fourth supplemental indenture dated as of March 15, 2016 (the “Fourth Supplemental Senior Indenture”, together with the Base Indenture and the Third Supplemental Senior Indenture, the “Indenture”) among Deutsche Bank Aktiengesellschaft, Law Debenture Trust Company of New York (succeeded by Delaware Trust Company on December 15, 2016), as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent and registrar (the “Indenture”). The Debt Securities were admitted to trade on the NYSE Arca under the trading symbol “DTO”.

  The Debt Securities do not guarantee any return of principal at maturity and do not pay any interest during their term. Investors will receive a cash payment at maturity or upon repurchase by us, if any, linked to the month over month performance of a total return version of a crude oil-linked index (“Index”), less an investor fee.

  The Index is a total return version of the Deutsche Bank Liquid Commodity Index – Light CrudeTM. We refer to the TBill index and the relevant crude oil index each as a “sub-index” and together as “sub-indices.”

  The return on the Index is derived by combining the returns on two component indices: the DB 3-Month T-Bill Index and the relevant crude oil index. The relevant crude oil index is the Deutsche Bank Liquid Commodity Index Light CrudeTM Excess Return (the “DB benchmark crude oil index. The Debt Securities offer investors short, or inverse, exposure to the DB benchmark crude oil index, meaning the value of the Debt Securities will increase with monthly depreciations and decrease with monthly appreciations of the DB benchmark crude oil index. In addition, the Debt Securities are two times leveraged with respect to the relevant crude oil index and, as a result, will benefit from two times any beneficial, but will be exposed to two times any adverse, monthly performance of the relevant crude oil index.

  The Debt Securities and the Indenture are governed by, and construed in accordance with, the laws of the State of New York.

  Trustee and Paying Agent Information

  The trustee for the Debt Securities is Delaware Trust Company (the “trustee”). The contact information for the trustee is as follows: Delaware Trust Company, Attn: Corporate Trust Administration, Delaware Trust Company, 2711 Centerville Road, Wilmington, DE 19808.

  Deutsche Bank Trust Company Americas (“DBTCA”) acts as paying agent, issuing agent and registrar for the Debt Securities. DBTCA is a wholly owned subsidiary of ours and its contact information is as follows: Deutsche Bank Trust Company Americas, Global Securities Services, Global Transaction Banking, 60 Wall Street, 24th Floor, Mail Stop: NYC60-2405, New York, New York 10005.

  Payment at Maturity

  We will not make any interest payments during the term of the Debt Securities.

  A holder of the Debt Securities (a “Holder”) who holds the Debt Securities to maturity will receive a payment per security that will depend on the month over month performance of the Index as reflected in the index factor for the particular offering of Debt Securities, subject to the investor fee.

  At maturity, a Holder’s payment per security, if any, is calculated as:

  Current principal amount x applicable index factor on the final valuation date x fee factor on the final valuation date where,

Current principal amount	=

  For the initial calendar month, the current principal amount was equal to $25.00 per security. For each subsequent calendar month, the current principal amount will be reset as follows on the monthly reset date:

		New current principal amount	=	Previous current principal amount x applicable index factor on the applicable monthly valuation date x fee factor on the applicable monthly valuation date
Index factor					= 1 + TBill index return – (2 x DB benchmark crude oil index return)
where,
the DB benchmark crude oil index return and the TBill index return is calculated as follows:

		Crude oil index return		=	(Crude oil index closing level – crude oil index monthly initial level) / Crude oil index monthly initial level
		TBill index return		=	(TBill index closing level – TBill index monthly initial level) / TBill index monthly initial level

Fee factor	=	On any given day, the fee factor is calculated as follows: 1 – [investor fee x day count fraction]
where,
		Investor fee		=	0.75% per annum
		Day count fraction		=

  For each calendar month, the day count fraction is equal to a fraction, the numerator of which is the number of days elapsed from and including the monthly reset date (or the inception date in the case of the initial calendar month) to and including the monthly valuation date (or the trading day, valuation date or final valuation date, as applicable) and the denominator of which is 365.

  For the initial calendar month, the crude oil index monthly initial level was equal to 2014.188141 for the DB benchmark crude oil index, the crude oil index closing level on the inception date. For each subsequent calendar month, the crude oil index monthly initial level will equal the crude oil index closing level on the monthly reset date for that calendar month.

  The DB benchmark crude oil index, the crude oil index closing level is equal to the closing level of the DB benchmark crude oil index as reported on Bloomberg page “DBRCL <Index>”, subject to the occurrence of a market disruption event as described under “—Market Disruption Events”; provided that on any calendar day which is not a day on which the closing level of the crude oil index is published, the crude oil index closing level will equal such level on the immediately preceding trading day.

  For the initial calendar month, the TBill index monthly initial level was equal to 234.895189, the TBill index closing level on the inception date. For each subsequent calendar month, the TBill index monthly initial level will equal the TBill index closing level on the monthly reset date for that calendar month.

  The TBill index closing level is equal to the closing level of the TBill index as reported on Bloomberg page “DBTRBL3M<INDEX>“.

  The inception date is June 16, 2008.

  The initial calendar month is the period from the inception date to June 30, 2008.

  The monthly reset date, for each calendar month, is the first calendar day of that month beginning on July 1, 2008 and ending on May 1, 2038.

  The monthly valuation date, for each monthly reset date, is the last calendar day of the previous calendar month beginning on June 30, 2008 and ending on April 30, 2038.

  The final valuation date is May 27, 2038.

  The maturity date is June 1, 2038, subject to postponement in the event of a market disruption event as described under “—Market Disruption Events”.

  The record date for the payment at maturity will be the final valuation date, whether or not that day is a business day.

  A trading day is a day on which (i) the values of the sub-indices are published by us, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the crude oil index are traded, in each case as determined by us, as calculation agent, in its sole discretion.

  A business day is a Monday, Tuesday, Wednesday, Thursday or Friday on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

  Payment Upon Repurchase

  Prior to maturity, a Holder may, subject to certain restrictions, offer for repurchase by us a minimum of 200,000 Debt Securities (or an integral multiple of 50,000 Debt Securities in excess thereof) from a single offering, except that, on the 15th calendar day of each month (or, if such 15th calendar day is not a Trading Day, the Trading Day immediately thereafter) a holder of the Debt Securities may offer a minimum of 100 Debt Securities (or an integral multiple of 100 Debt Securities in excess thereof), to us for repurchase. The minimum number of Debt Securities a holder may offer to us for repurchase and the minimum number of Debt Securities in excess thereof are referred to herein as the “Minimum Repurchase Amount” and the “Minimum Increment,” respectively. At any time, however, we shall have the sole discretion to reduce the then-current Minimum Repurchase Amount and Minimum Increment for any period of time. Any such reduction shall be applied on a consistent basis for all holders of the Debt Securities at the time the reduction becomes effective. If a Holder complies with the repurchase procedures described below, we will be obligated to repurchase its Debt Securities, and on the applicable repurchase date, the Holder will receive in exchange for those Debt Securities it has selected for repurchase a cash payment per security equal to the repurchase value on the applicable trading day on which the Holder delivers an effective notice by 10 a.m. offering its Debt Securities for repurchase by us (a “valuation date”).

  On any trading day, the repurchase value will equal:

  Current principal amount x applicable index factor on the trading day x fee factor on the trading day

  In the event that our payment upon repurchase is deferred beyond the original repurchase date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

  The Debt Securities are not redeemable at our option but may be accelerated if the repurchase value equals zero or if a regulatory event has occurred and, in the opinion of the calculation agent, is materially interfering with our ability to effectively hedge our exposure under the Debt Securities.

  The daily repurchase feature is intended to induce arbitrageurs to counteract any trading of the Debt Securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

  Acceleration

  Acceleration Upon Zero Repurchase Value

  If the repurchase value on any trading day equals zero for a particular offering of Debt Securities, those Debt Securities will be automatically accelerated on that day for an amount equal to the zero repurchase value and the holders will not receive any payment in respect of their investment. On each trading day (as defined below), the repurchase value will be equal to Current principal amount x applicable index factor on the trading day x fee factor on the trading day.

  Acceleration Upon a Regulatory Event

  We will have the right to accelerate all of the outstanding Debt Securities for an amount equal to the repurchase value on the trading day we give notice of our exercise of this right if a regulatory event has occurred and, in the opinion of the calculation agent, is materially interfering with our ability to effectively hedge our exposure under the Debt Securities. The day on which we give the Holder notice will be a “valuation date” for the purposes of the terms of the Debt Securities. The transaction will settle on the “acceleration date”, which will be the third business day following the applicable valuation date. We will give the Holder notice of the acceleration of the Debt Securities through the customary channels.

  A “regulatory event” means:

  (a) an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), any jurisdiction in which a relevant exchange is located or any commodities exchange or market that occurs on or after the inception date; or

  (b) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the inception date.

  Default Amount on Event of Default Acceleration

  If an event of default occurs and the maturity of the Debt Securities is accelerated, we will pay the default amount in respect of each security at maturity.

  For the purpose of determining whether the Holders of the Debt Securities are entitled to take any action under the Indenture, we will treat the initial principal amount of each security outstanding as the principal amount of that security.

  Default Amount

  If a holder of a security accelerates the maturity of the security upon an event of default, the amount payable upon acceleration will be the repurchase value determined by the calculation agent on the next trading day.

  Market Disruption Events

  A disrupted day is any trading day on which a market disruption event occurs or is continuing.

  With respect to the crude oil index, if any monthly valuation date, valuation date or the final valuation date (each a “reference date”) is a disrupted day with regard to the underlying futures contract included in such crude oil index (a “disrupted futures contract”), the calculation agent will calculate the value of such crude oil index using closing prices of the underlying futures contracts included in such crude oil index as follows:

  (a)for all non-disrupted futures contracts, the closing price used by the calculation agent will be the closing price of the non-disrupted futures contract on the scheduled reference date; and

  (b)for all disrupted futures contracts, the closing price used by the calculation agent will be the closing price of each disrupted futures contract on the next succeeding trading day that is not a disrupted day with regard to that disrupted futures contract; provided that if the ten successive scheduled trading days immediately following the scheduled reference date are all disrupted days with regard to the specific disrupted futures contract, the calculation agent will determine, in its sole discretion, and use, the closing price of such disrupted futures contract on the tenth scheduled trading day immediately following such reference date, notwithstanding that such tenth scheduled trading day is a disrupted day with regard to such disrupted futures contract.

  For the purposes of calculating the relevant crude oil index in the case of a market disruption event, the calculation agent will use the instrument amount for each underlying futures contract as of the scheduled reference date, even if such reference date is a disrupted day for the relevant underlying futures contract.

  If any reference date is a disrupted day, no adjustment will be made to the TBill index closing level which is used for that reference date.

  If any valuation date or the final valuation date is a disrupted day and the date as of which the calculation agent determines the closing level of the relevant crude oil index falls less than three business days prior to the scheduled repurchase date or acceleration date corresponding to such valuation date or the maturity date, as applicable, such scheduled repurchase date, acceleration date or the maturity date, as applicable, will be postponed to the third business day following the date as of which the calculation agent has determined the closing level of the relevant crude oil index for such valuation date or the final valuation date, as applicable.

  Any of the following will be a market disruption event with respect to any underlying futures contract:

    a material limitation, suspension or disruption in the trading of the underlying futures contract which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);
    the daily contract reference price for the underlying futures contract is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

    failure by the index sponsor to publish the closing value of the relevant crude oil index or of the applicable trading facility or other price source to announce or publish the daily contract reference price for the underlying futures contract;
    any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Debt Securities that we or our affiliates have effected or may effect.

  The following events will not be market disruption events:

    a limitation on the hours or number of days of trading on a trading facility on which the underlying futures contract is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
    a decision by a trading facility to permanently discontinue trading in the underlying futures contract.

  Discontinuance or Modification of the Index

  If the index sponsor discontinues compilation or publication of a sub-index and the index sponsor or any other person or entity (including us) calculates and publishes an index that the calculation agent determines is comparable to such discontinued sub-index and approves as a successor index, then the calculation agent will determine the level of the Index on any relevant date and the amount payable at maturity or upon repurchase by us by reference to such successor sub-index for the period following the discontinuation of the sub-index.

  If the calculation agent determines that the publication of a sub-index is discontinued and that there is no applicable successor index, or that the closing level of the sub-index is not available for any reason other than a market disruption event, on the date on which the level of the sub-index is required to be determined, or if for any other reason (excluding a market disruption event) the sub-index is not available to us or the calculation agent on the relevant date, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such sub-index.

  If the calculation agent determines that one or more sub-indices, the components underlying one or more sub-indices (the “index components”) or the method of calculating one or more sub-indices has been changed at any time in any respect – including any addition, deletion or substitution and any reweighting or rebalancing of index components, and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index components, or is due to any other reason – then the calculation agent will be permitted (but not required) to make such adjustments to such sub-index or method of calculating such sub-index as it believes are appropriate to ensure that the level of such sub-index used to determine the amount payable on the maturity date or upon repurchase by us is equitable.

  All determinations and adjustments to be made by the calculation agent with respect to the level of the sub-indices and the amount payable at maturity or upon repurchase by us or otherwise relating to the level of the sub-indices may be made in the calculation agent’s sole discretion.

  Further Issuances

  The Indenture does not limit the amount of additional indebtedness that we may incur. We may, from time to time, without the Holder’s consent, create and issue additional securities having the same terms and conditions as the Debt Securities. If there is substantial demand for the securities, we may issue additional securities frequently. Such additional securities will be fungible with the outstanding Debt Securities.

  Event of Default

  The Indenture provides Holders with remedies if we fail to perform specific obligations, such as making payments on the Debt Securities, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The Indenture permits the issuance Debt Securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

  An event of default is any one or more of the following events (each an “event of default”) having occurred and be continuing:

    default is made in the payment of principal, interest or premium in respect of such series of Debt Securities for 30 days;
    we fail to perform or observe any of our other obligations under the Debt Securities and such failure has continued for the period of 60 days following the service on us of notice by the trustee or holders of 331/3% of such series requiring the same to be remedied, except that the failure to file with the trustee certain information required to be filed with the trustee pursuant to the Trust Indenture Act of 1939, as amended, will not constitute an event of default (although the trustee may bring suit to enforce such filing obligation); or
    a court in Germany opens insolvency proceedings against us or we apply for or institute such proceedings or offer or make an arrangement for the benefit or our creditors generally.

  Indemnification of Trustee for Actions Taken on the Holder’s Behalf

  The Indenture provides that the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of Debt Securities issued under that Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the Indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the Holders of Debt Securities issued under that Indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the Holders of a majority in aggregate principal amount of each affected series of outstanding Debt Securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

  Limitation on Actions by the Holder as an Individual Holder

  The Indenture provides that no individual Holder of Debt Securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest at maturity or upon acceleration, unless the following actions have occurred:

    the Holder must have previously given written notice to the trustee of the continuing default;
    the Holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;
    the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and
    the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the Holders referred to above.

  The Indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

  Ranking and Status

  The Debt Securities rank on a parity with all of our other senior indebtedness and with all of our other unsecured and unsubordinated indebtedness, except for debts required to be preferred by law.

  Modification of the Terms of the Securities or Rights of Holders

  Modification without Consent of Holders

  We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the indentures to:

    secure any senior debt securities;
    evidence the assumption by a successor corporation of our obligations;

    add covenants for the protection of the holders of debt securities;
    cure any ambiguity or correct any inconsistency or manifest error;
    establish the forms or terms of debt securities of any series; or
    evidence the acceptance of appointment by a successor trustee.

  Modification Requiring Consent of Each Holder

  We and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

    change the final maturity of such security;
    reduce the principal amount;
    reduce the rate or change the time of payment of interest;
    reduce any amount payable on redemption;
    change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;
    modify or amend the provisions for conversion of any currency into another currency;
    reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;
    alter the terms on which holders of the debt securities may convert or exchange debt securities for other securities of ours or of other entities or for other property or the cash value of thereof, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;
    alter certain provisions of the applicable indenture relating to debt securities not denominated in U.S. dollars;
    impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or
    reduce the percentage of debt securities the consent of whose Holders is required for modification of the applicable indenture.

  Modification with Consent of Holders of a Majority

  We and the trustee may make any other change to the Indenture and to the rights of the holders of the debt securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding debt securities issued thereunder, voting as one class.

  Form, Exchange and Transfer

  We will offer the Debt Securities in denominations of $25 initial principal amount.

  Certificated (i.e., definitive) Debt Securities may be registered or transferred at the office of DBTCA, as our current transfer agent for the transfer and exchange of the Debt Securities. Only the depositary will be entitled to transfer and exchange the Debt Security, because it will be the only holder of the Debt Security. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

  Series A Global Notes – DB Gold Linked Exchange Traded Notes

  Terms defined within this subsection entitled “ Series A Global Notes – DB Gold Linked Exchange Traded Notes ” are defined only with respect to this subsection. Certain terms, unless otherwise defined herein, have the meaning given to them in the relevant indenture and/or supplemental indenture (as applicable).

  General

  Deutsche Bank AG, London Branch (“Deutsche Bank,” “we,” “us,” and “our”) offered three separate Exchange Traded Notes (the “Debt Securities”) pursuant to a pricing supplement dated February 27, 2008, a prospectus supplement dated November 13, 2006, and a prospectus dated October 10, 2006. The Debt Securities were also issued pursuant to a senior indenture (the “Base Indenture”), dated as of November 22, 2006, as supplemented by a third supplemental indenture dated January 1, 2016 (the “Third Supplemental Senior Indenture”), and a fourth supplemental indenture dated as of March 15, 2016 (the “Fourth Supplemental Senior Indenture”, together with the Base Indenture and the Third Supplemental Senior Indenture, the “Indenture”) among Deutsche Bank Aktiengesellschaft, Law Debenture Trust Company of New York (succeeded by Delaware Trust Company on December 15, 2016), as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent and registrar (the “Indenture”). The following Debt Securities were admitted to trade on the NYSE Arca:

    $ 80,000,000 DB Gold Double Short Exchange Traded Notes due February 15, 2038 (“Gold Double Short ETNs”)(Trading Symbol: “DZZ”)
    $ 40,000,000 DB Gold Double Long Exchange Traded Notes due February 15, 2038 (“Gold Double Long ETNs”) (Trading Symbol: “DGP”)
    $ 20,000,000 DB Gold Short Exchange Traded Notes due February 15, 2038 (“Gold Short ETNs”)(Trading Symbol: “DGZ”)

  The Gold Double Short ETNs include additional securities of the same series offered in offerings made around November 10, 2010 and August 26, 2011. The Gold Double Long ETNs include additional securities of the same series offered in an offering made around October 9, 2008.

  The Debt Securities do not guarantee any return of principal at maturity and do not pay any interest during their term. Any payment at maturity or upon a repurchase at your option is subject to our ability to pay our obligations as they become due.

  For each Debt Security, investors will receive a cash payment at maturity or upon repurchase by us, if any, linked to the month over month performance of the Deutsche Bank Liquid Commodity Index – Optimum Yield GoldTM (the “Index”), less an investor fee. The return on the Index is derived by combining the returns on two component indices: the DB 3-Month T-Bill Index and the Deutsche Bank Liquid Commodity Index – Optimum Yield GoldTM Excess Return (the “gold index”). The Gold Double Short ETNs and Gold Short ETNs offer investors short, or inverse, exposure to the gold index, meaning the value of the Gold Double Short ETNs and the Gold Short ETNs will increase with monthly depreciations and decrease with monthly appreciations of the gold index. Gold Double Long ETNs offer investors long exposure to the gold index, meaning the value of the Gold Double Long ETNs will increase with monthly appreciations and decrease with monthly depreciations in the gold index. In addition, Gold Double Short ETNs and Gold Double Long ETNs are two times leveraged with respect to the gold index and, as a result, will benefit from two times any beneficial, but will be exposed to two times any adverse, monthly performance of the gold index. We refer to the TBill index and the gold index each as a “sub-index” and together as “sub-indices.”

  The Debt Securities and the Indenture are governed by, and construed in accordance with, the laws of the State of New York.

  Trustee and Paying Agent Information

  The trustee for the Debt Securities is Delaware Trust Company (the “trustee”). The contact information for the trustee is as follows: Delaware Trust Company, Attn: Corporate Trust Administration, Delaware Trust Company, 2711 Centerville Road, Wilmington, DE 19808.

  Deutsche Bank Trust Company Americas (“DBTCA”) acts as paying agent, issuing agent and registrar for the Debt Securities. DBTCA is a wholly owned subsidiary of ours and its contact information is as follows: Deutsche Bank Trust Company Americas, Global Securities Services, Global Transaction Banking, 60 Wall Street, 24th Floor, Mail Stop: NYC60-2405, New York, New York 10005.

  Payment at Maturity

  A Holder of the Debt Securities (a “Holder”) who holds the Debt Securities to maturity, subject to our credit, will receive a payment per security, if any, that will depend on the month-over-month performance of the Index as reflected in the current principal amount and index factor for the particular offering of Debt Securities, reduced by the investor fee.

  If the repurchase value on any trading day equals zero for a particular offering of Debt Securities, those Debt Securities will be automatically accelerated on that day for an amount equal to the zero repurchase value and the Holders will not receive any payment in respect of their investment.

  At maturity, your payment per security, if any, will be calculated as:

  Current principal amount × applicable index factor on the final valuation date × fee factor on the final valuation date where,

Current principal amount	=

  For the initial calendar month, the current principal amount was equal to $25.00 per security. For each subsequent calendar month, the current principal amount will be reset as follows on the monthly reset date:

		New current principal amount	=	Previous current principal amount x applicable index factor on the applicable monthly valuation date x fee factor on the applicable monthly valuation date
Index factor	Index factor for Gold Double Short ETNs: = 1 + TBill index return – (2 × gold index return)
Index factor for Gold Double Long ETNs: = 1 + TBill index return + (2 x gold index return)
Index factor for Gold Short ETNs: = 1 + TBill index return – gold index return where,

	Gold index return	=	(Gold index closing level – gold index monthly initial level) / Gold index monthly initial level

	TBill index return	=	(TBill index closing level – TBill index monthly initial level) / TBill index monthly initial level

Fee factor	=	On any given day, the fee factor is calculated as follows: 1 – (investor fee x day count fraction)

where,

	Investor fee	=	0.75% per annum

	Day count fraction	=

  For each calendar month, the day count fraction will equal a fraction, the numerator of which is the number of days elapsed from and including the monthly reset date (or the inception date in the case of the initial calendar month) to and including the immediately following monthly valuation date (or the trading day, valuation date or final valuation date, as applicable) and the denominator of which is 365.

  For the initial calendar month, the gold index monthly initial level was equal to 98.05, the gold index closing level on the inception date. For each subsequent calendar month, the gold index monthly initial level is equal to the gold index closing level as of the opening of trading on the monthly reset date for that calendar month.

  The gold index closing level is equal the closing level of the gold index as reported on Bloomberg page “DGLDIX <Index>”, subject to the occurrence of a market disruption event as described under “—Market Disruption Events”; provided that on any calendar day which is not a day on which the closing level of the gold index is published, the gold index closing level will equal such level on the immediately preceding trading day.

  For the initial calendar month, the TBill index monthly initial level was equal to 233.8312, the TBill index closing level on the inception date. For each subsequent calendar month, the TBill index monthly initial level will equal the TBill index closing level as of the opening of trading on the monthly reset date for that calendar month.

  The TBill index closing level will equal the closing level of the TBill index as reported on Bloomberg page “DBTRBL3M<Index>”, subject to the occurrence of a market disruption event as described under “—Market Disruption Events”.

  The inception date is February 27, 2008.

  The monthly reset date, for each calendar month, is the first calendar day of that month beginning on April 1, 2008 and ending on February 1, 2038.

  The monthly valuation date, for each monthly reset date, is the last calendar day of the previous calendar month beginning on March 31, 2008 and ending on January 31, 2038.

  The final valuation date is February 10, 2038.

  The maturity date is February 15, 2038, subject to postponement in the event of a market disruption event as described under “—Market Disruption Events.”

  The record date for the payment at maturity will be the final valuation date, whether or not that day is a business day.

  A trading day is a day on which (i) the values of the sub-indices are published by us, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the gold index are traded, in each case as determined by us, as calculation agent, in its sole discretion.

  A business day is a Monday, Tuesday, Wednesday, Thursday or Friday on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

  Payment Upon Repurchase

  Prior to maturity, a Holder may, subject to certain restrictions, offer for repurchase by us a minimum of 200,000 Debt Securities (or an integral multiple of 50,000 Debt Securities in excess thereof) from a single offering, except that, on the 15th calendar day of each month (or, if such 15th calendar day is not a Trading Day, the Trading Day immediately thereafter) a Holder of the Debt Securities may offer a minimum of 100 Debt Securities (or an integral multiple of 100 Debt Securities in excess thereof), to us for repurchase. The minimum number of Debt Securities a Holder may offer to us for repurchase and the minimum number of Debt Securities in excess thereof are referred to herein as the “Minimum Repurchase Amount” and the “Minimum Increment,” respectively. At any time, however, we shall have the sole discretion to reduce the then-current Minimum Repurchase Amount and Minimum Increment for any period of time. Any such reduction shall be applied on a consistent basis for all Holders of the Debt Securities at the time the reduction becomes effective. If a Holder complies with the repurchase procedures described below, we will be obligated to repurchase its Debt Securities, and on the applicable repurchase date, the Holder will receive in exchange for those Debt Securities it has selected for repurchase a cash payment per security equal to the repurchase value on the applicable trading day on which the Holder delivers an effective notice by 10 a.m. offering its Debt Securities for repurchase by us (a “valuation date”).

  On any trading day, the repurchase value will equal:

  Current principal amount x applicable index factor on the trading day x fee factor on the trading day

  In the event that our payment upon repurchase is deferred beyond the original repurchase date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

  The Debt Securities are not redeemable at our option but may be accelerated if the repurchase value equals zero. The Debt Securities are not redeemable at our option but may be accelerated if the repurchase value equals zero.

  Acceleration

  Acceleration Upon Zero Repurchase Value

  If the repurchase value on any trading day equals zero for a particular offering of Debt Securities, those Debt Securities will be automatically accelerated on that day for an amount equal to the zero repurchase value and the Holders will not receive any payment in respect of their investment. On each trading day (as defined below), the repurchase value will be equal to Current principal amount x applicable index factor on the trading day x fee factor on the trading day.

  Default Amount on Event of Default Acceleration

  If an event of default occurs and the maturity of the Debt Securities is accelerated, we will pay the default amount in respect of each security at maturity.

  For the purpose of determining whether the Holders of the Debt Securities are entitled to take any action under the Indenture, we will treat the initial principal amount of each security outstanding as the principal amount of that security.

  Default Amount

  If a Holder of a security accelerates the maturity of the security upon an event of default, the amount payable upon acceleration will be the repurchase value determined by the calculation agent on the next trading day.

  Market Disruption Events

  A disrupted day is any trading day on which a market disruption event occurs or is continuing.

  If any monthly valuation date, valuation date or the final valuation date (each, a “reference date”) is a disrupted day with respect to a sub-index, the closing level of such sub-index on the next succeeding trading day that is not a disrupted day will be deemed to be the closing level of such sub-index for such reference date; provided that if the ten successive trading days immediately following such reference date are all disrupted days, the calculation agent will determine, in its sole discretion, the closing level of such sub-index for such reference date on the tenth trading day immediately following such reference date, notwithstanding that such tenth trading day is a disrupted day.

  If any valuation date or the final valuation date is a disrupted day with respect to either or both sub-indices and the date as of which the calculation agent determines the closing levels of both sub-indices falls less than three business days prior to the scheduled repurchase date corresponding to such valuation date or the maturity date, as applicable, such scheduled repurchase date or the maturity date, as applicable, will be postponed to the third business day following the date as of which the calculation agent has determined the closing levels of both sub-indices for such valuation date or the final valuation date, as applicable.

  Any of the following will be a market disruption event:

    a material limitation, suspension or disruption in the trading of the underlying gold futures contract which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);
    the daily contract reference price for the underlying gold futures contract is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;
    failure by the index sponsor to publish the closing value of the gold index or of the applicable trading facility or other price source to announce or publish the daily contract reference price for the underlying gold futures contract;
    any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the securities that we or our affiliates have effected or may effect.

  The following events will not be market disruption events:

    a limitation on the hours or number of days of trading on a trading facility on which the underlying gold futures contract is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

    a decision by a trading facility to permanently discontinue trading in the underlying gold futures contract.

  Discontinuance or Modification of the Index

  If the index sponsor discontinues compilation or publication of a sub-index and the index sponsor or any other person or entity (including us) calculates and publishes an index that the calculation agent determines is comparable to such discontinued sub-index and approves as a successor index, then the calculation agent will determine the level of the Index on any relevant date and the amount payable at maturity or upon repurchase by us by reference to such successor sub-index for the period following the discontinuation of the sub-index.

  If the calculation agent determines that the publication of a sub-index is discontinued and that there is no applicable successor index, or that the closing level of the sub-index is not available for any reason other than a market disruption event, on the date on which the level of the sub-index is required to be determined, or if for any other reason (excluding a market disruption event) the sub-index is not available to us or the calculation agent on the relevant date, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such sub-index.

  If the calculation agent determines that either or both sub-indices, the components underlying either or both sub-indices (the “index components”) or the method of calculating either or both sub-indices has been changed at any time in any respect – including any addition, deletion or substitution and any reweighting or rebalancing of index components, and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index components, or is due to any other reason – then the calculation agent will be permitted (but not required) to make such adjustments to such sub-index or method of calculating such sub-index as it believes are appropriate to ensure that the level of such sub-index used to determine the amount payable on the maturity date or upon repurchase by us is equitable.

  All determinations and adjustments to be made by the calculation agent with respect to the level of the sub-indices and the amount payable at maturity or upon repurchase by us or otherwise relating to the level of the sub-indices may be made in the calculation agent’s sole discretion.

  Further Issuances

  The Indenture does not limit the amount of additional indebtedness that we may incur. We may, from time to time, without the Holder’s consent, create and issue additional securities having the same terms and conditions as the Debt Securities. Such additional securities will be fungible with the outstanding Debt Securities.

  However, we are under no obligation to sell additional securities at any time, and if we do sell additional securities, we may limit such sales and stop selling additional securities at any time. Furthermore, you should be aware that, unless we indicate otherwise, if we suspend selling additional securities, we reserve the right to resume selling additional securities at any time.

  Event of Default

  The Indenture provides Holders with remedies if we fail to perform specific obligations, such as making payments on the debt securities, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The Indenture permits the issuance of Debt Securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

  An event of default is any one or more of the following events (each an “event of default”) having occurred and be continuing:

    default is made in the payment of principal, interest or premium in respect of such series of Debt Securities for 30 days;
    we fail to perform or observe any of our other obligations under the Debt Securities and such failure has continued for the period of 60 days following the service on us of notice by the trustee or Holders of 331/3% of such series requiring the same to be remedied, except that the failure to file with the trustee certain information required to be filed with the trustee pursuant to the Trust Indenture Act of 1939, as amended, will not constitute an event of default (although the trustee may bring suit to enforce such filing obligation); or
    a court in Germany opens insolvency proceedings against us or we apply for or institute such proceedings or offer or make an arrangement for the benefit or our creditors generally.

  Indemnification of Trustee for Actions Taken on the Holder’s Behalf

  The Indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of Debt Securities issued under that Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the Indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the Holders of Debt Securities issued under that Indenture before proceeding to exercise any right or power at the request of Holders. Subject to these provisions and some other limitations, the Holders of a majority in aggregate principal amount of each affected series of outstanding Debt Securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

  Limitation on Actions by the Holder as an Individual Holder

  The Indenture provides that no individual Holder of Debt Securities may institute any action against us under that Indenture, except actions for payment of overdue principal and interest at maturity or upon acceleration, unless the following actions have occurred:

    the Holder must have previously given written notice to the trustee of the continuing default;
    the Holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;
    the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and
    the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the Holders referred to above.

  The Indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

  Ranking and Status

  The securities rank on a parity with all of our other senior indebtedness and with all of our other unsecured and unsubordinated indebtedness, except for debts required to be preferred by law.

  Modification of the Terms of the Securities or Rights of Holders

  Modification without Consent of Holders

  We and the trustee may enter into supplemental indentures without the consent of the Holders of Debt Securities issued under the Indenture to:

    secure any senior debt securities;
    evidence the assumption by a successor corporation of our obligations;
    add covenants for the protection of the Holders of debt securities;
    cure any ambiguity or correct any inconsistency or manifest error;
    establish the forms or terms of debt securities of any series; or
    evidence the acceptance of appointment by a successor trustee.

  Modification Requiring Consent of Each Holder

  We and the trustee may not make any of the following changes to any outstanding debt security without the consent of each Holder that would be affected by such change:

    change the final maturity of such security;
    reduce the principal amount;
    reduce the rate or change the time of payment of interest;
    reduce any amount payable on redemption;
    change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;
    modify or amend the provisions for conversion of any currency into another currency;
    reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;
    alter the terms on which Holders of the Debt Securities may convert or exchange Debt Securities for other securities of ours or of other entities or for other property or the cash value of thereof, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the Debt Securities;
    alter certain provisions of the applicable indenture relating to debt securities not denominated in U.S. dollars;
    impair the right of any Holder to institute suit for the enforcement of any payment on any debt security when due; or
    reduce the percentage of Debt Securities the consent of whose Holders is required for modification of the applicable indenture.

  Modification with Consent of Holders of a Majority

  We and the trustee may make any other change to the Indenture and to the rights of the Holders of the Debt Securities issued thereunder, if we obtain the consent of the Holders of not less than a majority in aggregate principal amount of all affected series of outstanding Debt Securities issued thereunder, voting as one class.

  Form, Exchange and Transfer

  The denomination and face amount of each security is $25. The Debt Securities have been and may be issued and sold over time at prices based on the indicative value of such Debt Securities at such times, which may be significantly higher or lower than the face amount.

  Certificated (i.e., definitive) notes may be registered or transferred at the office of DBTCA, as our current transfer agent for the transfer and exchange of the Debt Securities. Only the depositary will be entitled to transfer and exchange the note as described in this subsection, because it will be the only Holder of the Debt Security. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.